                           PURCHASE AND SALE AGREEMENT

                                     BETWEEN

       DENNIS J. SCHMIDT, ROBERT V. GOTHIER, SR., ROBERT V. GOTHIER, JR., HOOVER AVENUE GF, LP, MECHANICSBURG GF, LP, ROBBIE KEMPSVILLE CORP.,
    COLISEUM FF MM, INC., ROBBIE LITTLE CREEK CORP., BRYCE SMITHFIELD CORP.,
         BRYCE SUFFOLK CORP., and BRYCE GENERAL BOOTH CORP., as sellers



                                       AND



               CEDAR SHOPPING CENTERS PARTNERSHIP, L.P., as buyer
                               dated May 10, 2005

                                  RVG PORTFOLIO

                                TABLE OF CONTENTS



ARTICLE I:           Sale and Purchase....................................2

ARTICLE II:          Consideration........................................2

ARTICLE III:         Title Matters........................................3

ARTICLE IV:          Closing Date.........................................5

ARTICLE V:           Debt Assumption......................................5

ARTICLE VI:          Representations and Warranties of Sellers............6

ARTICLE VII:         Representations and Warranties of CSCP..............16

ARTICLE VIII:        Conditions to Obligations of CSCP and Sellers.......17

ARTICLE IX:          Obligations and Covenants of Sellers................18

ARTICLE X:           Apportionments......................................21

ARTICLE XI:          Closing Documents...................................25

ARTICLE XII:         Due Diligence Investigation; Right to Terminate.....28

ARTICLE XIII:        Estoppel Certificates...............................31

ARTICLE XIV:         Brokerage...........................................32

ARTICLE XV:          Condemnation and Destruction........................32

ARTICLE XVI:         Closing Costs.......................................34

ARTICLE XVII:        Sellers' Defaults...................................35

ARTICLE XVIII:       CSCP Defaults.......................................35

ARTICLE XIX:         Notices.............................................36

ARTICLE XX:          Development Work....................................37

ARTICLE XXI:         Indemnification.....................................38

ARTICLE XXII:        Restrictive Covenant on Adjacent Properties.........39

ARTICLE XXIII:       Tax Proceedings.....................................39

ARTICLE XXIV:        Entire Agreement....................................39

ARTICLE XXV:         Amendments..........................................39

ARTICLE XXVI:        Successors and Assigns..............................39

ARTICLE XXVII:       Governing Law; Jurisdiction.........................40

ARTICLE XXVIII:      Business Days.......................................40

ARTICLE XXIX:        Interpretation......................................40

ARTICLE XXX:         Third Parties.......................................41

ARTICLE XXXI:        Legal Costs.........................................41

ARTICLE XXXII:       Counterparts........................................41

ARTICLE XXXIII:      Effectiveness.......................................41

ARTICLE XXXIV:       No Implied Waivers..................................41

ARTICLE XXXV:        Unenforceability....................................42

ARTICLE XXXVI:       Waiver of Trial by Jury.............................42

ARTICLE XXXVII:      Press Releases; Confidentiality.....................42

ARTICLE XXXVIII:     Exhibits............................................42

ARTICLE XXXIX:       State Specific Clauses..............................43

ARTICLE XL:          Securitization......................................43

ARTICLE XLI:         Cooperation.........................................43

ARTICLE XLII:        Put Right...........................................43

ARTICLE XLIII:       Vacant Space........................................44

                                    Exhibits

Exhibit A             Sellers
Exhibit B-1           Premises Names, Addresses and Owners
Exhibit B-2           RVG Entities and RVG Entity Owners
Exhibit C             Trade Names
Exhibit D             Allocation of Consideration
Exhibit E             Assumable Debt
Exhibit F             TIF Documents
Exhibit G             Escrow Agreement
Exhibit H             Lease Value Calculation
Exhibit I             Rent Rolls
Exhibit J             Exceptions to Representations
Exhibit K             Service Contracts
Exhibit L             Intentionally Omitted
Exhibit M             Intentionally Omitted
Exhibit N             Debt Documents
Exhibit O             RVG Organizational Documents
Exhibit P-1           Development Plans and Specifications
Exhibit P-2           Development Contracts
Exhibit P-3           Development Schedule
Exhibit Q             Pennsylvania Deed
Exhibit R             Assignment of Interests
Exhibit S             Assignment of Leases
Exhibit T             Assignment of Service Contracts
Exhibit U             Bill of Sale
Exhibit V             FIRPTA
Exhibit W             Sellers' Certificate
Exhibit X-1           Letter to Tenants of Pennsylvania Properties
Exhibit X-2           Letter to Tenants of Virginia Properties
Exhibit Y             Non-Compete Agreement
Exhibit Z             CSCP's Certificate
Exhibit AA-1          Tenant Estoppel Certificate Form - Local Tenants
Exhibit AA-2          Tenant Estoppel Certificate Form - National Tenants
Exhibit BB            Required Tenants
Exhibit CC            Adjacent Properties
Exhibit DD            Dubois Out-Parcels Restrictive Covenants
Exhibit EE            Tax Contest Proceedings
Exhibit FF            Zoning Classifications for Pennsylvania Properties

                           PURCHASE AND SALE AGREEMENT


         This PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of the 10th day of May, 2005, by and between DENNIS J. SCHMIDT, ROBERT V. GOTHIER, SR., ROBERT V. GOTHIER, JR., HOOVER AVENUE GF, LP, MECHANICSBURG GF, LP, ROBBIE KEMPSVILLE CORP., COLISEUM FF MM, INC., ROBBIE LITTLE CREEK CORP., BRYCE SMITHFIELD CORP., BRYCE SUFFOLK CORP., and BRYCE GENERAL BOOTH CORP., each having an office at 1000 North Front Street, Suite 500, Wormleysburg, Pennsylvania 17043 (individually, a "Seller," and collectively, the "Sellers"), and CEDAR SHOPPING CENTERS PARTNERSHIP, L.P., a Delaware limited partnership, having an office at 44 South Bayles Avenue, Port Washington, New York 11050 ("CSCP").

                              W I T N E S S E T H:
                              - - - - - - - - - -

WHEREAS:

         A. Dennis J. Schmidt, Robert V. Gothier, Sr., Robert V. Gothier, Jr., Robbie Kempsville Corp., Coliseum FF MM, Inc., Robbie Little Creek Corp., Bryce Smithfield Corp., Bryce Suffolk Corp., and Bryce General Booth Corp. (collectively, the "RVG Entity Owners") are the owners of 100% of the membership interests (the "Interests"), in each of the entities listed on EXHIBIT B-1 attached hereto and made a part hereof (the "RVG Entities").

         B. An RVG Entity or a Seller is the fee owner of each of the respective certain land and improvements thereon or to be constructed thereon described opposite its name on EXHIBIT B-2 attached hereto and made a part hereof (collectively, the "Premises"), together in each case with (i) all easements, rights-of-way, privileges, appurtenances and other rights (including, without, limitation, mineral, oil and gas and development rights) pertaining to the Premises (collectively, the "Appurtenant Rights"), (ii) (a) all land lying in the bed of any street, road or avenue opened or proposed, public or private, in front of or adjoining the Premises, (b) any award made or to be made in lieu thereof, (c) any unpaid award for damage to the Premises by reason of change of grade of any street and (d) any strips and gores adjoining or adjacent to the Premises (collectively, the "Additional Property Rights"), (iii) all fixtures, machinery, equipment, articles of personal property and improvements in the nature of personal property attached or appurtenant to, or located on, or used in connection with the use or operation of the Premises (collectively, the "Personal Property"), (iv) all copyrights, trademarks, service marks and other marks and trade or business names and domain names relating to the ownership, use, and operation of the Premises, if any, including, without limitation, the right, if any, to use the names set forth on EXHIBIT C attached hereto and made a part hereof, and any similar variations (collectively, the "Trade Names"), (v) all right, title and interest of such Seller or the RVG Entities, as applicable, in and to the Leases (as hereinafter defined) and the Service Contracts (as hereinafter defined), and all security and other deposits made under the Leases and Service Contracts, (vi) all plans, drawings, specifications, and surveys relating to the Premises (the "Plans and Specifications"), (vii) all guaranties and warranties relating to the Premises (the "Guaranties and Warranties"), and
(viii) the Permits (as hereinafter defined) (the Premises together with the Appurtenant Rights, the Additional Property Rights, the Personal Property, the Leases, the Service Contracts, the Trade Names, the Plans and Specifications, the Guaranties and Warranties, and the Permits related thereto being hereinafter collectively referred to as the "Property"). The Property owned by Sellers is sometimes referred to herein collectively as the "Purchased Property".

         C. Sellers desire to sell the Interests and the Purchased Property in exchange for the Consideration (as hereinafter defined) on the terms and conditions hereinafter set forth.

         D. CSCP desires to purchase the Interests and the Purchased Property in exchange for the Consideration on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I: Sale and Purchase. Sellers agree to sell, assign and convey to CSCP, and CSCP agrees to purchase from Sellers, the Interests and the Purchased Property, subject to the terms of this Agreement.

ARTICLE II: Consideration.

         (a) The consideration for the Interests and the Purchased Property (the "Consideration") shall be the amount of Ninety Four Million Eight Hundred One Thousand Six Hundred Eighty Three Dollars ($94,801,683). The parties hereto acknowledge and agree that, as set forth on EXHIBIT D attached hereto and made a part hereof, the Consideration shall be allocated (i) among the Interests in the RVG Entities and the Purchased Properties, and (ii) with respect to the Consideration allocated to the Purchased Properties, all of such Consideration shall be allocated to the Purchased Properties exclusive of the Personal Property. The Consideration, as adjusted by the prorations, adjustments and credits specified herein (including, without limitation, pursuant to Article XLIII below), shall be payable on the Closing Date (as hereinafter defined) by:

                  (i) the assumption by CSCP or the maintenance by the RVG Entities of the loans set forth on Exhibit E attached hereto and made a part hereof (the "Assumable Debt"); and

                  (ii) the balance of the Consideration shall be paid by payment of cash in immediately available federal funds in an amount equal to
         (1) the Consideration, less (2) the Assumable Debt (the "Cash Consideration").

         (b) Within three (3) Business Days (as hereinafter defined) after the date this Agreement is executed and delivered by Sellers and CSCP, CSCP shall deposit with LandAmerica or a subsidiary of LandAmerica (the "Title Company"), at CSCP's option, either by wire transfer of immediately available federal funds to an account designated by the Title Company (the "Escrow Account"), or by check (subject to collection) to be deposited into the Escrow Account, the sum of One Million Dollars ($1,000,000) (together with all interest thereon, the "Initial Deposit"). On or prior to the Designated Date (as hereinafter defined), provided that CSCP shall not have terminated this Agreement as provided herein,
(i) CSCP shall deposit with the Title Company at CSCP's option, either by wire transfer of immediately available federal funds to the Escrow Account or by check (subject to collection) to be deposited into the Escrow Account, the sum of One Million Dollars ($1,000,000) (together with all interest thereon, the "Additional Deposit"; the Initial Deposit and the Additional Deposit, collectively, the "Required Deposit") and (ii) the Required Deposit shall not be refundable to CSCP except pursuant to the express provisions of this Agreement. The Required Deposit shall be held by the Title Company pursuant to the escrow agreement (the "Escrow Agreement") attached hereto as EXHIBIT G and hereby made a part hereof.

         (c) If CSCP shall fail to deposit the Initial Deposit as aforesaid within such three (3) Business Day period, this Agreement shall automatically terminate and be null and void ab initio, and no party hereto shall have any further obligations or liabilities hereunder except under those provisions that expressly survive a termination of this Agreement.

ARTICLE III:      Title Matters.

         1. In the case of each Premises to be sold, such Premises shall be sold and assigned, and good, marketable and insurable title thereto shall be conveyed, and in the case of each Premises owned by an RVG Entity, such RVG Entity shall hold good, marketable and insurable title to such Premises, subject in each case only to the following (hereinafter, the "Permitted Exceptions"):

            (a) any state of facts that an accurate survey may show, unless objected to by CSCP pursuant to the terms of this Agreement;

            (b) all presently existing and future liens of real estate taxes or assessments and water rates, water meter charges, water frontage charges and sewer taxes, rents and charges, if any, provided that such items are not yet due and payable and are apportioned as provided in this Agreement;

            (c) recorded documents securing the Assumable Debt;

            (d) rights of Tenants as tenants only under their leases; and

            (e) all exceptions that CSCP shall have agreed in writing to waive as an Unpermitted Exception (as hereinafter defined).

         2. As a condition to the Closing, the Title Company shall have irrevocably committed to insure (a) CSCP or the RVG Entity that owns the applicable Premises as of the date hereof as the fee owner of each of the Premises in an amount designated by CSCP (but in no event exceeding, in the aggregate, the Consideration) by issuance of an ALTA owner's title insurance policy for each of the Premises on the 1970 (last revised 1984) form, subject only to the Permitted Exceptions (each, an "Owner's Policy"), and (b) if required by a lender that is the holder of Assumable Debt (each, an "Existing Lender"; collectively, "Existing Lenders"), such Existing Lender, whether by the issuance of a separate title insurance policy or by the issuance of an endorsement to such Existing Lender's existing mortgagee title policy insuring the lien created by the Assumable Debt held by such Existing Lender, that as of the date of the recording of the Assumption Documents (as hereinafter defined) applicable to such Assumable Debt which are to be recorded, the lien created by such Assumable Debt is a valid first lien on the Premises securing such Assumable Debt, subject only to exceptions, liens and encumbrances acceptable to such Existing Lender (each, a "Lender's Policy").

         3. Promptly following the date this Agreement is executed and delivered by CSCP and Sellers, CSCP shall order (x) from the Title Company a commitment for an owner's fee title insurance policy or policies with respect to each of the Premises (each, a "Title Commitment") and (y) a survey of each of the Premises (or an update of existing surveys). If any exceptions(s) to title to the Premises should appear in any Title Commitment or on any Survey other than the Permitted Exceptions (such exception(s) being herein called, collectively, the "Unpermitted Exceptions"), subject to which CSCP is unwilling to accept title, and CSCP shall provide Sellers with written notice (the "Title Objection Notice") thereof by the date (the "Objection Date") that is the later to occur of (A) ten (10) Business Days after receipt of all of the Title Commitments (and legible copies of all documents referenced therein) and Surveys by CSCP's attorneys, and (B) the Designated Date, Sellers shall undertake to eliminate the same subject to the terms and conditions of this Article. CSCP hereby waives any right CSCP may have to advance, as objections to title or as grounds for CSCP's refusal to close this transaction, any Unpermitted Exception of which CSCP does not notify Sellers by the Objection Date pursuant to the Title Objection Notice unless (i) such Unpermitted Exception was first raised by the Title Company subsequent to the date of the Title Objection Notice, and (ii) CSCP shall notify Sellers of the same within ten (10) Business Days after the Title Company shall notify CSCP of such Unpermitted Exception. Sellers shall not under any circumstance be required or obligated to cause the cure or removal of any Unpermitted Exception including, without limitation, to bring any action or proceeding, to make any payments or otherwise to incur any expense in order to eliminate any Unpermitted Exception; provided, however, regardless of whether objected to in a Title Objection Notice, (x) Sellers shall satisfy (i) any mortgage or deed of trust encumbering all or any portion of the Premises other than the Assumable Debt and (ii) all other monetary liens encumbering all or any portion of the Premises and (y) Sellers shall exercise diligent efforts (excluding the institution of any legal proceedings) to cure any Unpermitted Exceptions that shall render title unmarketable or uninsurable or prohibit the use of all or any portion the Premises for the purposes for which the same is being presently used (or with respect to the Development Premises, for the purposes for which the same are contemplated to be used).

         4. Provided Sellers shall otherwise have complied with the terms of this Article, if Sellers are unable, or elect not, to eliminate all Unpermitted Exceptions (other than those Unpermitted Exceptions which Sellers shall be obligated to remove pursuant to the terms of this Agreement) in accordance with the provisions of this Article, Sellers shall notify CSCP in writing that they are unable, or elect not, to remove the same, in which event CSCP shall have the right, by delivery of written notice to Sellers, to either (i) provided such Unpermitted Exceptions are material to CSCP (as determined by CSCP in good faith), with respect to the Premises located in Mechanicsburg, Pennsylvania only, remove such Premises from the Premises being conveyed pursuant to this Agreement and receive a corresponding reduction in the Consideration, (ii) terminate this Agreement by written notice delivered to Sellers (in which event the Title Company shall return the Required Deposit to CSCP and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive a termination of this Agreement), or (iii) accept title to the Premises subject to such Unpermitted Exception(s) without an abatement in or credit against the Consideration.

         5. If a Title Commitment discloses judgments, bankruptcies or other returns against other persons having names the same as, or similar to, that of any Seller, the applicable Seller shall deliver to the Title Company affidavits showing that such judgments, bankruptcies or other returns are not against such Seller in order to induce the Title Company to omit exceptions with respect to such judgments, bankruptcies or other returns or to insure over same. In addition, Sellers shall deliver to the Title Company any affidavits, declarations and indemnifications required to cause the Title Company to issue a non-imputation endorsement to each Owner's Policy and/or respecting the existence of mechanic's or materialmen's liens and other third party rights relating to matters of title, as reasonably required by the Title Company. The affidavits, declarations and indemnifications referred to in this Section 5 are collectively referred to herein as the "Title Affidavits".

ARTICLE IV: Closing Date.

         1. Subject to the provisions of Article V and Article XIII hereof, the closing of the transactions contemplated hereby (the "Closing") shall take place at 10:00 A.M. on June 29, 2005, or such earlier date designated by CSCP on not less than ten (10) days written notice (the "Scheduled Closing Date") at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038 or through an escrow in which the parties need not be physically present but shall deposit documents by overnight delivery or courier and funds by wire transfer, with the Title Company as escrow agent and pursuant to escrow instructions consistent with the terms of this Agreement and otherwise mutually satisfactory to Sellers and CSCP. As used herein, the term "Closing Date" shall mean the date on which the Closing shall occur.

ARTICLE V: Debt Assumption.

         1. Sellers shall use best efforts to satisfy all conditions and to obtain all consents necessary to permit at the Closing the assumption by CSCP of the Assumable Debt (including, without limitation, the TIF Loan) and the transfer of the Interests to CSCP (the "Debt Assumption") including the entering into of appropriate assignment and assumption agreements satisfactory to CSCP and containing estoppel language confirming the Debt Documents in effect, the outstanding balance, the absence of defaults, the amounts held in escrow and such other matters as CSCP may reasonably request (collectively, the "Assumption Documents"). Sellers shall keep CSCP informed as to the status of obtaining consent for the Debt Assumption including, without limitation, promptly providing CSCP with copies of all material correspondence sent or received in connection therewith. CSCP shall cooperate with Sellers in connection with the Debt Assumption and shall be entitled to communicate directly with Existing Lenders in connection with the Debt Assumption. Any ancillary conditions imposed by Existing Lenders for the Debt Assumption shall be satisfactory to CSCP in its sole and absolute discretion. Sellers shall promptly deliver to CSCP or Existing Lenders, as the case may be, copies of all materials requested by Existing Lenders in connection with Existing Lenders' consideration of the Debt Assumptions. Sellers shall promptly execute and deliver all documents and instruments required in connection with the Debt Assumptions. Either Sellers or CSCP shall have a one (1) time right to extend the Scheduled Closing Date for up to forty-five (45) additional days if the conditions precedent to CSCP's obligation to close set forth in this Article V have not been satisfied prior to the Scheduled Closing Date (exercisable by delivery of written notice to the other parties hereto on or prior to the Scheduled Closing Date). In the event that the conditions precedent to CSCP's obligation to close set forth in this

Section 1 have not been satisfied prior to the Scheduled Closing Date (as the same may have been extended pursuant to this Section 1), CSCP shall have the right, at its option, to (i) with respect to the Premises located in Mechanicsburg, Pennsylvania only, remove such Premises from the Premises being conveyed pursuant to this Agreement and receive a corresponding reduction in the Consideration, (ii) terminate this Agreement by written notice delivered to Sellers (in which event the Title Company shall return the Required Deposit to CSCP and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive a termination of this Agreement), or (iii) pay the portion of the Consideration allocable to the applicable Premises or Interests in cash (provided that CSCP shall pay any prepayment fees in connection therewith). If CSCP or Sellers shall elect to further extend the Scheduled Closing Date for up to an additional forty-five
(45) days pursuant to the terms of this Section and, following such additional period, the conditions precedent to CSCP's obligation to close set forth in this
Section 1 have not been satisfied, CSCP shall have the right, at its option, to
(i) with respect to the Premises located in Mechanicsburg, Pennsylvania only, remove such Premises from the Premises being conveyed pursuant to this Agreement and receive a corresponding reduction in the Consideration, (ii) terminate this Agreement by written notice delivered to Sellers (in which event the Title Company shall return the Required Deposit to CSCP and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive a termination of this Agreement), or (iii) pay the portion of the Consideration allocable to the applicable Premises or Interests in cash (provided that CSCP shall pay any prepayment fees in connection therewith). With respect to guaranties of the Assumable Debt or any portion thereof provided by any Seller, if Sellers shall be unable to obtain a release from the Existing Lender(s) of the applicable Seller from liabilities under such guaranties arising from acts and/or omissions of CSCP or its designee occurring from and after the assumption of such Assumable Debt by CSCP or its designee, CSCP shall indemnify, defend and hold the applicable Seller harmless from any liabilities under such guaranties arising from acts and/or omissions of CSCP or its designee occurring from and after the assumption of such Assumable Debt.

ARTICLE VI: Representations and Warranties of Sellers.

         1. Each Seller represents, warrants and agrees that with respect to itself and the RVG Entity owned directly or indirectly, in whole or in part, by such Seller, and the Property owned directly or indirectly, by such Seller:

            (a) EXHIBIT A sets forth a true, correct and complete schedule of each Seller's type of entity and state of formation. Each Seller is duly organized, validly existing and in good standing under the laws of the state of its formation and authorized to transact business in the State where the Property owned by such Seller is located. Each Seller has the power and authority to sell and convey the Property and to execute the documents referred to herein to be executed by such Seller. Prior to the Closing, each Seller shall have taken all actions required for the consummation of the transactions contemplated by this Agreement. Except for the consent of the applicable Existing Lender, no approvals or consents by third parties or Governmental Authorities are required in order for Sellers to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the performance by each Seller of its obligations hereunder will not conflict with, or result in a breach of, any of the terms, conditions and provisions of any organizational documents or other agreement binding upon such Seller or any of its constituent entities.

            (b) Neither any Seller, nor any RVG Entity, nor any of the shareholders, members or partners of any Seller or any RVG Entity, as the case may be, has (i) made a general assignment for the benefit of its creditors, (ii) admitted in writing its inability to pay its debts as they mature, (iii) had an attachment, execution or other judicial seizure of any property interest which remains in effect or (iv) become generally unable to meet its financial obligations as they accrue. There is not pending any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or recomposition of any Seller or RVG Entity or any of the shareholders, members or partners of any Seller or any RVG Entity, as the case may be, or the debts of such parties under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or any of its shareholders, members or partners or all or any substantial part of its or their property.

            (c) Sellers or an RVG Entity own legal and beneficial title to the Personal Property free and clear of all security interests, liens, mortgages, claims, charges, pledges, restrictions, equitable interests, restrictive covenants or encumbrances of any nature, except liens granted in connection with the Assumable Debt.

            (d) Except as set forth on EXHIBIT J, no Person or entity (other than CSCP) has a conditional or unconditional right or option to purchase or ground lease all or any portion of the Property, including, without limitation, a right of first refusal or redemption.

            (e) There are and there shall be no agreements (written or oral) in the nature of ground leases, space leases, licenses, permits, franchises, concessions or occupancy agreements or any amendments, side letters, guaranties or other documents related thereto, affecting the Premises other than the leases set forth in the rent rolls for the Premises attached hereto as EXHIBIT I and made a part hereof (each, a "Rent Roll") and the leases entered into in accordance with this Agreement (collectively, the "Leases"). All information contained in the Rent Rolls is true, correct and complete. True, correct and complete copies of all Leases have been delivered to CSCP and are described in the Rent Rolls. Each of the Leases is in full force and effect. Except as otherwise shown on the Rent Rolls, all rents for the Premises (as shown on the Rent Rolls) are being paid and are current. The security deposits (the "Security Deposits") under the Leases for the Premises, and whether such Security Deposits are in the form of cash or a letter of credit, are as set forth in the Rent Rolls. No tenant under the Leases (each, a "Tenant") has paid any rent, fees, or other charges more than one month in advance. Except as set forth in the Rent Rolls, no Tenant is entitled to any free rent, abatement of rent or similar concession. A Seller or an RVG Entity is the landlord under each of the Leases, and no Seller or RVG Entity has assigned, mortgaged, pledged, sublet, hypothecated or otherwise encumbered any of its rights or interests under any of the Leases, except in connection with the Assumable Debt. No Seller or RVG Entity has any knowledge of any subleases or assignments executed on the part of any Tenant except for those disclosed in the Rent Roll. No Tenant has made any claim against any Seller or RVG Entity for any Security Deposits or other deposits (which has not been satisfied), and no Tenant has any defense or offset to rent accruing after the Closing Date. No Seller or RVG Entity has received any notice of any alleged default or breach on the part of such Seller or RVG Entity under any Leases, that is or is allegedly continuing, and no Seller or RVG Entity has delivered any notice of any alleged default or breach on the part of any Tenant thereunder that is or is allegedly continuing. To Sellers' knowledge, no Seller, RVG Entity or Tenant is in default under any of the Leases.

            (f) Except as set forth in EXHIBIT J attached hereto and made a part hereof, no brokerage commission or other compensation is payable (or will, with the passage of time or occurrence of any event or both, be payable) with respect to any Lease, including renewal or expansion options. There are no brokerage agreements, finder's fee agreements or other similar agreements with respect to the Premises whereby any person shall be entitled to any commission or finder's fee with respect to any Lease, including renewal or expansion options.

            (g) Except as set forth in EXHIBIT J attached hereto and made a part hereof, all tenant improvements required under the Leases to be performed by the landlord thereunder have been completed and paid for in full, and all tenant allowances, move-in reimbursements and other tenant inducement costs and work required under the Leases have been paid and performed in full, and Sellers shall deliver at the Closing lien waivers from all parties who have furnished materials or supplies or performed work or services with respect thereto.

            (h) Except as set forth in EXHIBIT J attached hereto and made a part hereof, no Seller or RVG Entity has received any notes or notices from any party including, without limitation, any Governmental Authority, that any Seller or RVG Entity is in breach of, or that the Premises or the current use, occupancy or condition thereof violates, any applicable laws, ordinances, orders, rules, regulations, requirements ("Laws") issued by any federal, state, county, municipal or other governmental or quasi-governmental department, agency or authority having or asserting jurisdiction over or affecting any of the Premises (each, a "Governmental Authority") relating to the Premises (including, without limitation, the Americans With Disabilities Act of 1990, as amended), the legal occupancy thereof or the businesses conducted thereon, or applicable deed restrictions or other covenants, restrictions or agreements (including, without limitation, that certain Declaration of Reciprocal Easements and Covenants, dated September 13, 2002, by and among Hoover Avenue GF, LP, Green Dot, Inc., and Giant Food Stores, LLC (the "Hoover REA"), and any of the other Permitted Exceptions), site plan approvals, zoning or subdivision regulations or urban redevelopment plans applicable to the Premises, and, to the best of Sellers' knowledge, no Seller or RVG Entity is in breach of, and the Premises and the current use, occupation and condition thereof do not violate, any such Laws, deed restrictions or other covenants, restrictions or agreements, site plan approvals, zoning or subdivision regulations or urban redevelopment plans. The parking facilities at the Premises contain a sufficient number of striped parking spaces to comply with all Laws and with all parking commitments made by any Seller or RVG Entity under the Leases and any other documents affecting the Premises. The Hoover REA is in full force and effect and, to Sellers' knowledge, no party is in default thereunder. Sellers have provided a true, complete and correct copy of the Hoover REA to CSCP. The P & S Agreement (as defined in the Hoover REA) is in full force and effect and, to Sellers' knowledge, no party is in default thereunder. Sellers have provided a true, complete and correct copy of the P & S Agreement to CSCP. The Residual Purchase Period (as defined in the Hoover REA) ends on September 13, 2007. Green Dot (as defined in the Hoover REA) remains the owner of all of Parcel 4 (as defined in the Hoover REA). Parcel 4 remains subject to the terms of the Hoover REA.

            (i) To Sellers' knowledge, all certificates of occupancy, licenses, certificates and permits issued by any Governmental Authority or any board of fire underwriters or real estate board or similar organization or institution necessary for the operation of the Premises as currently conducted (collectively, the "Permits") are in full force and effect, and, to Sellers' knowledge, are transferable with the Premises to CSCP without charge. No written notice has been received by any Seller or RVG Entity that the Permits have been revoked or challenged. To Sellers' knowledge, no default has occurred in the due observance of any condition to any Permit, nor is there lacking any Permit needed in connection with the ownership or operation of the Premises.

            (j) Except as set forth on EXHIBIT J, there is no litigation, action or proceeding (zoning, environmental or otherwise) or governmental investigation pending, or, to the best of Sellers' knowledge, threatened against, or relating to, any Seller, RVG Entity or the Premises, or the transactions contemplated by this Agreement. There is no unrepaired casualty affecting the Premises. There are no pending, or to Sellers' knowledge, threatened, condemnation or eminent domain proceedings relating to or affecting the Premises or reduction or elimination of any utility service to the Premises. No proceedings for the correction of the assessed valuation of the Premises have been filed and are pending. Sellers do not have knowledge of any Federal, State, County, municipal or other governmental plans to change the highway or road system in the vicinity of the Premises or to restrict or change access from any such highway or road to the Premises.

            (k) There are no union or employment contracts or agreements (written or oral) affecting the Premises and there are no employees of any Seller, at the Premises or otherwise, who, by reason of any Law, or by reason of any union or other employment contract, written or otherwise, or any other reason whatsoever, would become employees of CSCP (or any designee or nominee of CSCP) as a result of the purchase of the Premises and/or the Interests by CSCP (or any designee or nominee of CSCP) or for whom CSCP (or any designee or nominee of CSCP) would be responsible. CSCP (and each designee or nominee of
CSCP) will not be responsible for any obligations with respect to any persons employed at the Premises, whether under the WARN Act or otherwise, by virtue of CSCP's (or any designee's or nominee's) acquisition of the Property and/or the Interests, and by the execution of this Agreement, CSCP (and each designee or nominee of CSCP) is neither expressly nor implicitly assuming any liability, obligation, cost or expense whatsoever with respect to any employment contract, employee benefit plan or arrangement, employment policy or practice, collective bargaining agreement, union contract, employment related claims whether based on statute, common law, tort or otherwise or any other liability relating in any way to employees.

            (l) There are no service or maintenance contracts or management agreements (written or oral) relating to the Premises other than (i) service or maintenance contracts entered into in accordance with the terms of this Agreement and (ii) those agreements set forth in EXHIBIT K attached hereto and made a part hereof (such contracts and agreements being hereinafter collectively referred to as the "Service Contracts"), and true, correct and complete copies of all of the Service Contracts have been delivered to CSCP. Each of the Service Contracts is in full force and effect, and no Seller or RVG Entity has given or received any written notices of default thereunder, and neither any Seller, any RVG Entity, nor to the best of any Sellers' knowledge, any of the other parties thereto is in default of any of its obligations thereunder. As of the Closing Date, all management and leasing agreements with respect to the Premises shall have been terminated and all sums due thereunder shall have been paid by such Seller.

            (m) The operating statements relating to the Premises for the calendar years ended December 31, 2003, and December 31, 2004 and for the period from January 1, 2005 through the last day of the month immediately prior to the date of this Agreement, copies of which have been delivered to CSCP, are true, correct and complete and do not contain untrue statements of any material facts or omit to state a material fact necessary to make the information contained therein not misleading. The operating statements were prepared in accordance with generally accepted accounting principles, consistently applied.

            (n) True, correct and complete copies of all of Sellers' and RVG Entities' existing environmental reports relating to the Premises (the "Existing Environmental Reports") were provided by Sellers to CSCP.

            (o) True, correct and complete copies of all of Sellers' or RVG Entities' existing appraisals of the Premises (the "Existing Appraisals") were provided by Sellers to CSCP.

            (p) Except as expressly set forth in the Environmental Reports (as hereinafter defined) or as described on EXHIBIT J, (i) to each Seller's knowledge, there have never been any Hazardous Materials used, handled, manufactured, generated, produced, stored, treated, processed, transferred, or disposed of in, at or on the Premises, except in compliance with all applicable Laws, and there are no underground storage tanks at the Premises and (ii) no Seller or RVG Entity has received written notice from any person or entity of any violation of any Environmental Laws or the presence of Hazardous Materials at the Premises. For purposes of this Agreement (x) the term "Hazardous Materials" shall mean (a) any toxic substance or hazardous waste, hazardous substance or related hazardous material, mold, fungi, or any pollutant or contaminant; (b) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of presently existing federal, state or local safety guidelines, whichever are more stringent; (c) any substance, gas material or chemical which is defined as or included in the definition of "hazardous substances," "toxic substances," "hazardous materials," "hazardous wastes" or words of similar import under any Law or under the regulations adopted or guidelines promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.9061 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss.1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq.; and (d) any other chemical, material, gas, or substance, the exposure to or release of which is prohibited, limited or regulated by any governmental or quasi-governmental entity or authority that has jurisdiction over the Premises or the operations or activity at the Premises, (y) the term "Environmental Laws" means all presently existing applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, agreements and similar items, of or with any and all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, and (z) the term "Environmental Reports" means (A) as of the date hereof, the Existing Environmental Reports, and (B) as of the Closing Date, the Updated Environmental Reports (as hereinafter defined).

            (q) Attached hereto and made a part hereof as EXHIBIT N, is a true, correct and complete list of all of the documents relating to, securing or evidencing the Assumable Debt that have been executed by a Seller or an RVG Entity or any guarantor or indemnitor of a Seller's or RVG Entity's obligations thereunder, including any and all amendments and supplements thereto (collectively, the "Debt Documents"). Sellers have delivered to CSCP true, correct and complete copies of all of the Debt Documents. The Debt Documents are in full force and effect. To Sellers' knowledge, no Seller or RVG Entity or lender is in default in any respect under the Debt Documents. No Seller or RVG Entity has received any written notice that any Seller or RVG Entity is in default under the Debt Documents. EXHIBIT E attached hereto and made a part hereof sets forth, with respect to the Assumable Debt, (i) the outstanding principal balance as of May 1, 2005 (unless otherwise expressly noted), (ii) the interest rate, (iii) the maturity date, and (iv) the amounts of all reserves as of May 1, 2005 (unless otherwise expressly noted).

            (r) The Hoover Avenue Tax Increment Financing District (the "TIF District") was created pursuant to that certain Ordinance No. 1655 adopted by the City of DuBois on September 17, 2002 and encompasses only the Premises located in Dubois, Pennsylvania and the Adjacent Properties (as hereinafter defined). The redevelopment of the TIF District was financed solely by that certain $1,200,000 loan (the "TIF Loan"), which TIF Loan is evidenced by that certain Term Note dated December 16, 2003 (the "TIF Note") given by Redevelopment Authority of the City of DuBois, as borrower, to Mid Penn Bank, as lender ("Mid Penn"), which TIF Note has a maturity date of December 15, 2018 and is secured by that certain Open-End Leasehold [sic] Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of December __, 2003 [sic], given by Hoover Avenue GF, LP, as mortgagor, in favor of Mid Penn, as mortgagee (the "TIF Mortgage"), which TIF Mortgage encumbers only the Premises located in Dubois, Pennsylvania, the Adjacent Properties and certain adjacent property owned by Green Dot, Inc. and referred to as "Green Dot Parcels" in the Hoover REA (collectively, the "TIF Property"). Real property taxes levied against the TIF Property are paid to the City of Dubois for the repayment of the TIF Loan and are the sole source of revenues for repayment of the TIF Loan and for the TIF District. Other than the TIF Loan, there are no obligations payable to or associated with the TIF District. The real estate taxes payable by Giant under its lease at the Premises located in Dubois, Pennsylvania, together with a portion of the real estate taxes payable by the in-line tenants at the Premises located in Dubois, Pennsylvania, are sufficient to repay in full all interest and principal due and owing under the TIF Loan as and when due. Attached hereto and made a part hereof as EXHIBIT F, is a true, correct and complete list of all of the documents relating to, securing or evidencing the TIF Loan or related to the TIF District including any and all amendments and supplements thereto (collectively, the "TIF Documents"). Sellers have delivered to CSCP true, correct and complete copies of all of the TIF Documents. The TIF Documents are in full force and effect. To Sellers' knowledge, no party is in default in any respect under the TIF Documents. No Seller or RVG Entity has received or delivered any written notice that any party is in default under the TIF Documents.

            (s) No Seller or RVG Entity has made any commitments to or agreements with any Governmental Authority affecting the Property which are binding upon CSCP or the Property and have not been disclosed to CSCP and, to the best of Sellers' knowledge, the Property is not bound by any written commitments or agreements, binding upon CSCP or the Property made by any prior owner of the Premises, except for the Permitted Exceptions, to the extent applicable, with any Governmental Authority.

            (t) EXHIBIT D attached hereto sets forth the tax basis of each of the Properties, broken down with respect to land, building, site improvements and personal property, as of December 31, 2004.

            (u) No Seller, RVG Entity or any member, partner or shareholder of any Seller or RVG Entity, nor, to Sellers' knowledge, any Person with actual authority to direct the actions of any member, partner or shareholder of any Seller or RVG Entity, nor, to Sellers' knowledge, any other Persons holding any legal or beneficial interest whatsoever in any Seller or RVG Entity, (i) are named on any list of Persons and governments issued by the Office of Foreign Assets Control of the United States Department of the Treasury ("OFAC") pursuant to Executive Order 13224 - Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism ("Executive Order 13224"), as in effect on the date hereof, or any similar list known to any Seller or publicly issued by OFAC or any other department or agency of the United States of America (collectively, the "OFAC Lists"), (ii) are included in, owned by, controlled by, knowingly acting for or on behalf of, knowingly providing assistance, support, sponsorship, or services of any kind to, or otherwise knowingly associated with any of the Persons referred to or described in the OFAC Lists, or (iii) has knowingly conducted business with or knowingly engaged in any transaction with any Person named on any of the OFAC Lists or any Person included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or, to Sellers' knowledge, otherwise associated with any of the Persons referred to or described in the OFAC Lists.

            (v) With respect to the RVG Entities:

                (i) EXHIBIT B-1 sets forth a true, correct and complete schedule of each RVG Entity's name, type of entity and state of formation, and the Interests owed by the RVG Entity Owners in such RVG Entity. Each of the RVG Entities is duly organized, validly existing and in good standing under the laws of the state of its formation and is authorized to transact business in the state where the Property owned by such RVG Entity is located. Each of the RVG Entities has the power and authority to own, lease and operate the Property owned by it and to conduct its business as now being conducted. EXHIBIT O sets forth a complete list of each of the organizational documents with respect to each of the RVG Entities (collectively, the "RVG Organizational Documents", and Sellers have provided to CSCP a true, correct and complete copy of each such RVG Organizational Document. The RVG Organizational Documents are in full force and effect and have not been modified, supplemented or amended;

                (ii) Each Interest has been validly issued in accordance with the organizational documents of the RVG Entity to which it relates and applicable law. The RVG Entity Owners own the Interests free and clear of any encumbrance or other adverse claim, and there are no other holders of all or any portion of or interests in such Interests. The RVG Entity Owners have not pledged the Interests to any other person. There are no outstanding interests, equity interests, subscriptions, purchase rights, subscription rights, conversion rights, exchange rights, options, warrants, preemptive rights, rights of first refusal, rights of first offer, or other rights or other arrangements or commitments outstanding with respect to such Interests or obligating the Seller of such Interests or any other person or entity to issue, sell or otherwise cause to be outstanding any Interests, any security convertible into or exercisable or exchangeable for Interests, or any other equity participation in any RVG Entity. The Interests are not subject to any voting trusts, proxies, or other agreements or understandings. The RVG Entity Owners have the full and unrestricted right, power and authority to transfer and assign the Interests to CSCP free and clear of any liens;

                (iii) No RVG Entity has any employees.

                (iv) Except for (x) amounts due and payable under the Service Contracts and the Leases, (y) real estate taxes and other amounts as set forth in the applicable Owner's Policies and (z) Assumable Debt, no RVG Entity has any liabilities.

                (v) No RVG Entity owns directly or indirectly any assets other than the Property set forth opposite its name on EXHIBIT B-2 and assets incidental thereto;

                (vi) None of the RVG Entities has received written notice that it is in breach of, or in default under, any contract or other agreement to which it is a party which breach or default has not subsequently been cured or waived;

                (vii) None of the RVG Entities has received any written notice from any Governmental Authority that it is in violation of any applicable law, rule, regulation, order, judgment or decree applicable to it. Each of the RVG Entities has all governmental licenses, permits and other applicable approvals necessary to carry on its business as now being conducted by it;

                (viii) None of the RVG Entities has been dissolved or liquidated, there is not pending before any Governmental Authority any legal action or proceeding seeking reorganization, liquidation or dissolution of any of the RVG Entities and none of the RVG Entities is the subject of any pending circumstance that, with the giving of notice or the passage of time or both, could result in such RVG Entities being dissolved or liquidated;

                (ix) For each of the past five (5) years (or, for each RVG Entity in existence for less than five (5) years, for so long as such RVG Entity has been in existence), each RVG Entity has been, is now and through applicable Closing will be, covered by valid policies of insurance of such types (including commercial general liability insurance and, if required by law, workers' compensation insurance) and in such amounts as are consistent with customary practices and standards of other companies engaged in business operations similar to those of such RVG Entity;

                (x) No RVG Entity has any contract or other legally binding agreement with any of its affiliates that shall be in effect following the Closing;

                (xi) There is no legal action or proceeding pending against any RVG Entity before any Governmental Authority or arbitration panel, and, to Sellers' knowledge, no such action or proceeding has been threatened in writing;

                (xii) No RVG Entity has engaged in any business or activity that is not permitted by the terms of the organizational documents governing such RVG Entity, nor has any RVG Entity engaged in any business or activity other than the ownership and operation of the Premises owned by such RVG Entity;

                (xiii) (A) Each RVG Entity has filed all federal and state income tax returns and any other tax returns required to be filed by it (including, without limitation, franchise, sales, real property and transfer taxes) within the time allotted therefor (taking into account any available extensions), such returns, when filed, were accurate and each RVG Entity has paid all taxes owed by it in connection with any such tax returns;

                       (B) With respect to the RVG Entities, no Seller or RVG Entity has taken, nor will take, any action inconsistent with the treatment of such RVG Entity as a "partnership" for federal and state income tax purposes;

                       (C) Each RVG Entity has collected or, where applicable, withheld, all taxes required to be withheld by it under applicable law, including, without limitation, taxes arising as a result of payments (or amounts allocable) to foreign persons, and has either paid such taxes to the Governmental Authorities to which they are owed, or set them aside in accounts for such purpose, or accrued, reserved against and entered them upon the books and records of the applicable RVG Entity;

                       (D) No deficiency for any amount of tax has been asserted or assessed by a taxing authority relating to the business, operations and assets of the RVG Entities and Sellers have no knowledge that any such assessment or assertion of tax liability shall be made;

                       (E) No audit or investigation by any taxing authority with respect to the business, operations and assets of the RVG Entities is currently pending or, to Sellers' knowledge, threatened, and Sellers do not reasonably expect any taxing authority to claim or assess any additional taxes for any period;

                       (F) No Seller or RVG Entity has consented to extend the time in which any tax may be assessed or collected by any taxing authority with respect to the business, operations and assets of any RVG Entities;

                       (G) No RVG Entity has been a member of an "Affiliated Group" (as defined in Section 1504 of the Code) or any similar group defined under local, state or foreign tax law or has liability for taxes of any other person under Treasury Regulations Section 1.1502-6 or any similar provision of local, state or foreign tax law; and

                       (H) No RVG Entity is a party to or bound by any tax allocation or tax sharing agreement or has contractual obligations to indemnify any other person with respect to taxes.

            (w) With respect to the Development Work (as hereinafter defined):

                (i) Sellers have obtained all governmental permits, licenses, consents, certificates and approvals which are necessary in connection with the construction of the improvements on the Development Premises (as hereinafter defined) in accordance with the Development Plans and Specifications (as hereinafter defined);

                (ii) Sellers are not aware of any fact or circumstance that would prevent the development, ownership and/or operation of the Development Premises in accordance with the Development Plans and Specifications and the Development Schedule (as hereinafter defined);

                (iii) Attached hereto and made a part hereof as EXHIBIT P-1, P-2 AND P-3, respectively, are true, correct and complete lists of (i) all of the plans and specifications for the Development Work (the "Development Plans and Specifications"), (ii) all of the material contracts and agreements for the performance of the Development Work (the "Development Contracts") and (iii) the project schedule for the Development Work (the "Development Schedule"). Sellers have provided to CSCP true, correct and complete copies of the Development Plans and Specifications, the Development Contracts, and the Development Schedule. Each of the Development Contracts is in full force and effect, and no Seller has given or received any written notices of default thereunder, and neither any Seller, nor to the best of any Seller's knowledge, any of the other parties thereto is in default of any of its obligations thereunder. The Development Plans and Specifications have been approved by all parties whose approval is required (including, without limitation, all lenders providing financing with respect thereto). At the Closing, all guarantees, warranties and indemnities given in connection with the Development Work by any contractors, subcontractors, consultants or materialmen who shall have furnished materials or supplies or performed work or services in connection with the Development Work including the benefit of all guaranties and warranties contained in the Development Contracts, shall be in full force and effect, and run to the benefit of, and be enforceable by, Coliseum FF, LLC. To Sellers' knowledge, the Development Plans and Specifications comply with all Laws; and

                (iv) the Development Work is being performed expeditiously, lien free, in a good and workmanlike manner, in accordance with all Laws and the Permitted Encumbrances, and in accordance with the Development Schedule, and at the Closing all obligations and liabilities of Sellers and the RVG Entities in connection with the Development Work shall have been discharged in full.

         2. All of the representations and warranties of each Seller set forth in this Agreement and any Exhibit attached hereto, or in any letter or certificate furnished to CSCP pursuant to the terms hereof, each of which is incorporated herein by reference and made a part hereof, shall be true, correct and complete upon the execution of this Agreement, shall be deemed to be repeated at and as of the Closing Date, and shall be true, correct and complete as of the Closing Date.

         3. Other than the representations, warranties and agreements set forth in Section 1 (a), (b) and (v) of this Article, the representations, warranties and agreements set forth in this Article shall survive the applicable Closing for a period of one (1) year, unless a claim shall be made within such one (1) year period in which event the representations, warranties and agreements shall survive the applicable Closing until resolution of all such claims. The representations, warranties and agreements set forth in Section 1 (a), (b) and
(v) of this Article shall survive the applicable Closing until the expiration of the applicable statute of limitations with respect to all causes of action which may be brought in connection with a breach of such representations, warranties and/or agreements.

         4. The qualifications "Sellers' knowledge" and "best of Sellers' knowledge" and similar words shall mean the knowledge (as of the date hereof and such future dates, when, according to this Agreement, any representation and warranty to which such qualification applies is to be true and correct) of Dennis J. Schmidt, Robert V. Gothier, Sr., and Robert V. Gothier, Jr. (collectively, the "Knowledge Parties"); provided, however, that the Knowledge Parties shall be deemed to have knowledge of (i) any matters set forth in written correspondence or notices addressed to any Seller (or any affiliate thereof, including any RVG Entity) or any Knowledge Party and (ii) any matters contained in the files of any Seller (or any affiliate thereof, including any RVG Entity) or any Knowledge Party. If any of the representations and warranties contained in this Agreement that are qualified with "Sellers' knowledge", "best of Sellers' knowledge", or words of similar import would have been untrue or incorrect had they not been so qualified, then, notwithstanding anything to the contrary contained in this Agreement, CSCP shall have the right, exercisable by delivery of written notice to Sellers, to either (i) with respect to the Premises located in Mechanicsburg, Pennsylvania only, remove such Premises from the Premises being conveyed pursuant to this Agreement and receive a corresponding reduction in the Consideration, or (ii) terminate this Agreement by written notice delivered to Sellers (in which event the Title Company shall return the Required Deposit to CSCP and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive a termination of this Agreement).

         5. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN THE DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION WITH, OR PURSUANT TO, THIS AGREEMENT, EACH SELLER HAS MADE NO, AND HEREBY DISCLAIMS ANY, REPRESENTATIONS AND WARRANTIES RESPECTING THE PROPERTY, AND, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION WITH, OR PURSUANT TO, THIS AGREEMENT, CSCP SHALL ACCEPT THE PROPERTY IN ITS "AS IS" CONDITION, AND WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY KIND.

ARTICLE VII: Representations and Warranties of CSCP.

         1. CSCP represents, warrants and agrees that:

            (a) (i) CSCP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) CSCP has the power and authority to purchase the Property and the Interests and to execute the documents referred to herein to be executed by CSCP; (iii) prior to the Closing, CSCP shall have taken all partnership actions required for the consummation of the transactions contemplated by this Agreement; and (iv) except for the consent of the Existing Lenders, no approvals or consents by third parties or Governmental Authorities are required in order for CSCP to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the performance by CSCP of its obligations hereunder will not conflict with, or result in a breach of, any of the terms, conditions and provisions of any charter, articles of incorporation, bylaws or operating agreement binding upon CSCP or any of its constituent entities.

            (b) Neither CSCP nor its general partner, as the case may be, has
(i) made a general assignment for the benefit of its creditors, (ii) admitted in writing its inability to pay its debts as they mature, (iii) had an attachment, execution or other judicial seizure of any property interest which remains in effect or (iv) become generally unable to meet its financial obligations as they accrue. There is not pending any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or recomposition of CSCP or its general partner, as the case may be, or the debts of such parties under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or its general partner or all or any substantial part of its or their property.

         2. All of the representations and warranties of CSCP set forth in this Agreement shall be true, correct and complete upon the execution of this Agreement, shall be deemed to be repeated at and as of the Closing Date, and shall be true, correct and complete as of the Closing Date, and all of the representations, warranties and agreements set forth in this Article shall survive the applicable Closing until the expiration of the applicable statute of limitations with respect to all causes of action that may be brought in connection with a breach of such representations, warranties and/or agreements.

ARTICLE VIII: Conditions to Obligations of CSCP and Sellers.

         1. Without limiting any of the rights of CSCP elsewhere provided for in this Agreement, it is agreed that the obligations of CSCP under this Agreement shall be subject to the satisfaction of the following conditions precedent:

            (a) The truth and accuracy, as of the Closing Date, of all of the representations and warranties and agreements of Sellers contained in this Agreement;

            (b) The delivery to CSCP of all documents and other items referred to in Section 1 of Article XI hereof;

            (c) The agreement by the Title Company to issue each Owner's Policy and each Lender's Policy;

            (d) The absence of any litigation with respect to the transactions contemplated by this Agreement;

            (e) The approval by Existing Lenders of the Debt Assumption, the approval by CSCP of the Assumption Documents and any ancillary conditions imposed by the Existing Lenders for the Debt Assumption, the Debt Documents being in full force and effect without any defaults thereunder, and the assumption by CSCP or its designees of the Assumable Debt;

            (f) Receipt of the Required Tenant Estoppels (as hereinafter defined);

            (g) Receipt of the Existing Environmental Reports, as updated and certified to CSCP by the preparer thereof and otherwise reasonably satisfactory to CSCP;

            (h) Receipt of financial statements for the Property, audited (if required by CSCP and at CSCP's cost) by a firm of independent certified public accountants acceptable to CSCP sufficient to satisfy public company reporting requirements pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934 applicable to CSCP or Cedar Shopping Centers, Inc.;

            (i) The Development Work has been completed lien free in a good and workmanlike manner in accordance with all Laws and Permitted Encumbrances, and all obligations and liabilities of Sellers and the RVG Entities in connection therewith have been discharged in full; and

            (j) Any other condition precedent to the obligations of CSCP expressly provided in this Agreement.

         2. Without limiting any of the rights of Sellers elsewhere provided for in this Agreement, it is agreed that the obligations of Sellers under this Agreement shall be subject to the satisfaction of the following conditions precedent:

            (a) The truth and accuracy, as of the Closing Date, of all of the representations and warranties of CSCP contained in this Agreement;

            (b) The delivery to Sellers of all documents and other items referred to in Section 2 of Article XI hereof; and

            (c) The absence of any litigation with respect to the transactions contemplated by this Agreement.

ARTICLE IX: Obligations and Covenants of Sellers.

         1. From the date of this Agreement to the Closing Date, Sellers shall, at their sole cost and expense:

            (a) Keep CSCP informed as to the ongoing operations at the Premises, the performance of the Development Work and all material developments with respect to the Property including, without limitation, providing CSCP with (i) prompt notice of all new Leases and Service Contracts or modifications to existing Leases and Service Contracts entered into in accordance with the terms of this Agreement (together with copies thereof), (ii) copies of all material correspondence received or delivered with respect to the Property (including default notices under the Leases, Service Contracts and Development Contracts), promptly following receipt or delivery and (iii) notice of any breach of the representations and warranties of Sellers contained in this Agreement promptly following a Seller becoming aware of any such breach;

            (b) Maintain and operate each Property in substantially the same condition and manner as the Property is now maintained and operated;

            (c) Maintain insurance coverage for the Premises in accordance with the current insurance coverage;

            (d) Maintain all Leases in full force and effect, timely make and observe and perform all obligations to be paid, observed or performed by Sellers thereunder and enforce the obligations of the Tenants thereunder;

            (e) Promptly deliver notice to CSCP of, and, if the same may adversely affect CSCP or the Premises, defend, all actions, suits, claims and other proceedings affecting the Premises, or the use, possession or occupancy thereof;

            (f) Promptly deliver notice to CSCP of any actual or threatened condemnation of the Premises or any portion thereof;

            (g) Maintain all Permits in full force and effect and promptly deliver notice to CSCP of any intention of Sellers to seek any new Permit;

            (h) Maintain all Service Contracts in full force and effect, timely make all payments and observe and perform all obligations to be paid, observed or performed by Sellers thereunder;

            (i) Comply with all obligations under the Debt Documents;

            (j) Terminate, at or prior to Closing, all management and leasing agreements with respect to the Premises and, if there are any third party property managers for the Premises, obtain a final lien waiver from each such property manager, and a termination of each such management agreement, effective as of the Closing Date;

            (k) Terminate, at or prior to Closing, all Unassumed Service Contracts (as hereinafter defined);

            (l) Promptly make available to CSCP any and all documents relating to the Property, make its personnel available to CSCP at all reasonable times, and cooperate in all respects with CSCP in connection with (i) CSCP's due diligence investigation of the Property, its review and verification of financial information relating thereto and CSCP's development of projections with respect thereto, and (ii) the consummation of the transactions set forth in this Agreement;

            (m) Promptly deliver to CSCP copies of any notices of violation of Law relating to the Premises, any Environmental Law applicable to the Premises and any notice of violation of any site plan approvals, zoning or subdivision regulations, urban redevelopment plans applicable to the Premises or Permitted Exceptions;

            (n) With respect to the Development Work, comply with the terms of
Article XX hereof; and

            (o) Comply at all times with the applicable requirements of Executive Order 13224; the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701-06; the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub.
L. 107-56; the Iraqi Sanctions Act, Pub. L. 101-513, 104 Stat. 2047-55; the United Nations Participation Act, 22 U.S.C. Section 287c; the Antiterrorism and Effective Death Penalty Act, (enacting 8 U.S.C. Section 219, 18 U.S.C. Section 2332d, and 18 U.S.C. Section 2339b); the International Security and Development Cooperation Act, 22 U.S.C. Section 2349 aa-9; the Terrorism Sanctions Regulations, 31 C.F.R. Part 595; the Terrorism List Governments Sanctions Regulations, 31 C.F.R. Part 596; and the Foreign Terrorist Organizations Sanctions Regulations, 31 C.F.R. Part 597 and any similar laws are regulation currently in force or hereafter enacted.

         2. From the date of this Agreement to the Closing Date, Sellers and the RVG Entities shall not:

            (a) Modify, terminate, amend or allow the assignment of existing Leases, except as required by the terms of the existing Leases, without CSCP's prior written consent, such consent not to be unreasonably withheld.

            (b) Prior to the Designated Date, enter into Leases (i) with reputable and creditworthy Tenants covering four thousand (4,000) square feet or less, other than in accordance with Sellers' ordinary conduct of business as presently conducted, or (ii) covering more than four thousand (4,000) square feet, in each instance without CSCP's prior written consent (not to be unreasonably withheld). Following the Designated Date, enter into any Leases without CSCP's prior written consent. Prior to the Designated Date, CSCP's failure to respond to Sellers' written request for consent to a new Lease within five (5) Business Days following receipt of such written request shall be deemed to be CSCP's written consent to such Lease.

            (c) Modify, terminate, amend or assign the Debt Documents or the TIF Documents;

            (d) Remove from the Premises any article of Personal Property, except as may be necessary for repairs, or the discarding of worn out or useless items; provided, however, that any article removed for repairs shall be returned to the Premises promptly upon its repair and shall remain a part of the Personal Property whether or not such article shall be located on the Premises at the time of the Closing, and any article so discarded shall be replaced with a new article of similar quality and utility prior to the Closing;

            (e) Modify, amend, renew, extend, terminate or otherwise alter any of the Service Contracts or enter into any new maintenance service contracts or any other agreements affecting the Premises which shall be binding upon the Premises or any RVG Entity or CSCP following Closing, without the prior written consent of CSCP in each instance, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that from and after the Designated Date such consent may be withheld in CSCP's sole discretion;

            (f) Undertake or commence any capital renovations or alterations at the Premises, except those necessary to comply with any of the provisions of this Agreement or the Leases, without the prior written consent of CSCP in each instance, which consent shall not be unreasonably withheld, conditioned or delayed;

            (g) Subject the Property to any additional liens, encumbrances, covenants, conditions, easements, rights of way or similar matters which will not be eliminated at Sellers' sole cost and expense prior to the Closing Date; or

            (h) Permit the lapse of any Letter of Credit Security Deposit (as hereinafter defined) or apply any Security Deposit other than, prior to the Designated Date, application pursuant to law and the express terms of the Leases.

         3. On or prior to the Designated Date, CSCP may give Sellers written notice (the "Service Contract Notice") designating those Service Contracts which CSCP wishes Seller or an RVG Entity to terminate as of the Closing (the "Unassumed Service Contracts") and those Service Contracts which CSCP elects to have remain in effect after the Closing (the "Assumed Service Contracts"). The failure of CSCP to give the Service Contract Notice shall be deemed to constitute CSCP's election to have all Service Contracts remain in effect following Closing (other than leasing and management agreements which Sellers shall terminate effective as of the Closing). Provided that the Closing occurs hereunder, Sellers shall, or shall cause the applicable RVG Entities to, terminate effective as of the Closing Date such Unassumed Service Contracts that may be terminated pursuant to their terms; provided, however, that if an Unassumed Service Contract cannot be terminated without the payment of a termination fee, Sellers shall pay such termination fee directly to the applicable party under such Unassumed Service Contract.

         4. From time to time after the Closing Date, on CSCP's request and with reasonable notice, Sellers and the RVG Entities shall during normal business hours make all of their respective records relating to the RVG Entities and the Property available to CSCP for inspection, copying and audit by CSCP and its representatives and outside accountants.

         5. The provision of this Article shall survive the Closing.

ARTICLE X: Apportionments.

         1. The following items shall be apportioned between Sellers and CSCP as of 11:59 PM of the day immediately preceding the Closing Date (the "Proration Time"):

            (a) All rentals (including all CAM, tax, insurance and trash charges and all percentage rentals) and all other income related to the Property, on a per diem basis, based on rentals actually collected for such month or such other period as herein provided. All rentals received by Sellers or the RVG Entities prior to the Closing Date for periods after the Closing Date shall be credited to CSCP at Closing. Subsequent to the Closing, (a) Sellers shall promptly deliver to CSCP any rentals received by Sellers following the Closing, and (b) CSCP shall promptly pay to Sellers any amount to which Sellers shall be entitled pursuant to this Article.

            (b) Promotional and marketing payments collected by Sellers or the RVG Entities from Tenants and the promotional and marketing expenses (including carry-forwards) solely attributable to the Property incurred and paid by Sellers or the RVG Entities for the calendar year in which the Closing occurs shall be prorated at Closing. If the promotional and marketing payment collected by Sellers or the RVG Entities from Tenants from the first day of the calendar year in which the Closing occurs through the Proration Time (the "Adjustment Period") exceeds promotional and marketing expenses (including carry-forwards) solely attributable to the Property incurred and paid by Sellers or the RVG Entities for the Adjustment Period (the "Excess Promotional Payment"), Sellers shall credit such Excess Promotional Payment against the Consideration at the Closing. If the promotional and marketing payment collected by Sellers or the RVG Entities during the Adjustment Period is less than the promotional and marketing expenses (including carry-forwards) solely attributable to the Property and incurred and paid by Sellers or the RVG Entities for the Adjustment Period (the "Promotional Underpayment"), and such deficiency is reimbursable by Tenants in good standing, the Consideration payable to Sellers at the Closing shall be increased by such Promotional Underpayment.

            (c) All operating expenses (including utility charges and charges under Service Contracts being assumed by CSCP), relating to the Property shall be prorated between Sellers and CSCP as of the Proration Time. Sellers shall pay in full all invoices, bills and other obligations and liabilities relating to the Property and the Interests for the period prior to the Closing Date, regardless of whether the invoices, bills and evidences of other obligations are received prior to, on or after the Closing Date. To the extent practicable, utility meters (other than those payable directly by Tenants to the public utilities) shall be read no more than one Business Day prior to the Closing Date. Sellers shall assign to CSCP all of Sellers' right, title and interest in all utility security deposits and Sellers shall receive a credit therefor at Closing. Sellers shall not receive any credit with respect to any utility security deposits that shall not be assigned to CSCP.

            (d) CSCP shall receive a credit against the Consideration at Closing in an amount equal to all Security Deposits made by Tenants as security for rent, cleaning or any other purpose (whether identified as refundable or non-refundable) that have not been applied in accordance with the terms of the Leases, together with, if applicable, the amount of interest then accrued thereon at the interest rate payable with respect thereto in accordance with the terms of the applicable Lease (or at law, to the extent a higher rate is required). Seller shall cause all Security Deposits in the form of letters of credit (the "Letter of Credit Security Deposits") to be assigned or reissued to CSCP in a manner so that at the Closing (i) the issuing bank recognizes CSCP or its designee as the named beneficiary or (ii) the letters of credit have been reissued with CSCP or its designee as the named beneficiary, and Sellers shall pay all fees and expenses of the issuing bank charged in connection with any such assignment or reissuance.

            (e) With respect to any Property for which the reconciliation of CAM, trash, tax and insurance paid by Tenants ("Additional Charges") for the calendar year immediately prior to the calendar year in which the Closing Date occurs (the "Prior Calendar Year") shall not have occurred, Sellers shall prepare and provide to CSCP, promptly following the Closing Date (and in any event prior to such date as shall be required by any Lease with respect to such Property), the reconciliation for Additional Charges for the Prior Calendar Year. Following completion of the Additional Charges reconciliations for the Prior Calendar Year, CSCP shall send the reconciliations for said Prior Calendar Year to the Tenants and invoice all Tenants for any shortages in payments of the Additional Charges. Within thirty (30) days after completion, Sellers shall reimburse CSCP for any overpayments by Tenants of Additional Charges attributable to the period of Sellers' ownership under the Leases (such that, after taking into account the prorations elsewhere in this Article, neither Sellers nor CSCP shall have retained Additional Charges in excess of what each spent). Notwithstanding anything to the contrary contained herein, CSCP shall reimburse Sellers promptly after receipt of same from Tenants for any shortages attributable to the period of Sellers' ownership to the extent CSCP receives reimbursement from Tenants, less a pro rata share of the third party costs (but excluding third party property management fees) incurred by CSCP in obtaining same.

            (f) Percentage rents for the month in which the Closing shall occur shall be prorated and adjusted based on the percentage rent actually received and attributable for such month and the period of ownership of the Premises during such month, and shall be paid by CSCP to Sellers within thirty (30) days after receipt.

            (g) All general and special real property, personal property and other ad valorem taxes and assessments for the Property and all other governmental taxes, fees, charges and assessments affecting the Property or any part thereof shall be prorated as of the Proration Time, on the basis of the most recent reliable information available (which, in the case of real property taxes and assessments, shall be the most current real property tax bill available). CSCP shall receive a credit in an amount equal to all of such taxes and assessments which are either due and payable as of the Proration Time (and are unpaid) or are accrued but are not yet due and payable and Sellers shall receive a credit in an amount equal to all such taxes and assessments paid by Sellers for periods after the Proration Time; provided, however that if any such assessment is or may become payable in installments, and the first installment is then a charge or lien or has been paid, then for purposes of this Agreement all the unpaid installments shall be deemed to be due and payable and to be a lien upon the Property and shall be paid and discharged by Sellers as of the Closing Date. Sellers shall remain solely responsible for and shall promptly pay before their due dates all real property taxes and assessments (including, without limitation, supplemental or escaped assessments or reassessments) relating or attributable to periods prior to the Closing Date, regardless of when notice of such taxes, assessments, or reassessments is received or who receives the notice. Notwithstanding the foregoing, if Giant or Farm Fresh (or any other national tenant approved for purposes of this subsection only by CSCP, acting reasonably) shall be responsible pursuant to the terms of its Lease for payment of any portion of the real estate taxes for a Property and, as a result of the prorations hereunder, CSCP shall be entitled to a credit on account thereof, no proration shall be required hereunder provided Giant or Farm Fresh (or such other national tenant approved by CSCP, acting reasonably) is in good standing under its Lease.

            (h) Interest under the Assumable Debt shall be prorated as of the Proration Time. Sellers shall receive a credit for escrows held in connection with the Assumable Debt (provided all of Sellers' rights with respect to such escrows have been assigned to CSCP).

            (i) All commission, listing and referral fees, and tenant improvement and inducement costs existing at Closing or due and payable after Closing shall be paid or discharged by Sellers at or prior to the Closing, and evidence thereof shall be presented to CSCP at the Closing.

            (j) CSCP shall receive a credit in the amount of Twenty Five Thousand Dollars ($25,000) on account of the condition of the roof at the General Booth, Virginia Beach, Virginia Property, and CSCP acknowledges and agrees that the repair of the roof shall be CSCP's responsibility.

            (k) Such other items as are customarily apportioned between sellers and purchasers of real properties of a type similar to the Premises located in the State where each Property is located shall be prorated.

         2. Rents and other sums which are delinquent at the Closing shall not be prorated. Sellers shall have no right to take any action to collect such delinquent rents and other sums after the Closing. All sums received from the Tenants after the Closing shall first be applied to the then current rent and then to delinquent sums, if any, owed by such Tenants in the reverse order of occurrence. Any rents collected by CSCP that are owed to Sellers pursuant to the preceding sentence shall be held by CSCP for the account of Sellers, and, after deducting therefrom a pro-rata share of all third party expenses (but excluding third party property management fees) incurred in connection with the collection thereof, CSCP shall remit the same to Sellers. Sellers shall pay to CSCP, promptly following receipt, all income received by Sellers from and after the Closing Date (regardless of the period to which such income relates) and attributable to the Property for allocation by CSCP pursuant to this Article.

         3. With respect to the transfer of the Interests in the RVG Entities, CSCP and Sellers acknowledge and agree that the Sellers shall be responsible for all liabilities and obligations of the RVG Entities arising or accruing prior to the Closing Date, and apportionments shall be made at Closing to effectuate the foregoing.

         4. Sellers will prepare in good faith and deliver to CSCP no less than five (5) Business Days before the Closing Date a statement (the "Closing Statement") of (i) estimated proration items, and other credits and adjustments to the Consideration, (ii) a detailed accounting for each Tenant of the then current payment status of all rentals and other amounts (including amounts payable on account of operating expenses) payable under the Leases for the applicable calendar year, percentage rent lease year or other applicable payment period(s), and (iii) a detailed accounting of all operating expenses then incurred for the Premises for the current calendar year and the Prior Calendar Year (together with documentation evidencing such operating expenses). Upon approval by Sellers and CSCP of the Closing Statement, the preliminary proration items, credits and adjustments reflected in the Closing Statement will be paid at Closing by CSCP to Sellers (if the preliminary proration items, credits and adjustments result in a net credit to Sellers) or by Sellers to CSCP (if the preliminary proration items, credits and adjustments result in a net credit to
CSCP) by increasing or reducing the Consideration at the Closing. If amounts collected from Tenants on account of operating expenses for the current calendar year or the Prior Calendar Year exceed the actual amounts incurred by Sellers on account of such operating expenses, at Closing, Sellers shall deposit with CSCP or allow as a credit against the Consideration, an amount equal to such excess. Sellers shall, promptly following the Closing, deliver to CSCP an update to the Closing Statement providing the information required in clauses (ii) and (iii) above through the Closing Date.

         5. If any of the items described in this Article cannot be apportioned at the Closing because of the unavailability of information as to the amounts which are to be apportioned or otherwise, or are incorrectly apportioned at Closing or subsequent thereto, such items shall be apportioned or reapportioned, as the case may be, as soon as practicable after the Closing Date or the date such error is discovered, as applicable; provided that neither party shall have the right to request apportionment or reapportionment of any such item at any time following the two (2) year anniversary of the applicable Closing Date. Remittance of the amount due from one party to another shall be made promptly after the request for re-proration.

         6. The provisions of this Article shall survive the Closing.

ARTICLE XI: Closing Documents.

         1. At or prior to the Closing, Sellers, at their sole cost and expense, shall deliver or cause to be delivered to CSCP (or to CSCP's nominee or designee) the following, to the extent applicable, each of which shall be executed by the appropriate Seller (or such other party as indicated below) and, to the extent applicable, acknowledged:

            (a) A deed conveying fee simple title to the Properties located in the Commonwealth of Pennsylvania (the "Pennsylvania Properties") in the form of EXHIBIT Q attached hereto and made a part hereof;

            (b) An assignment and assumption of interest for each of the Interests (collectively, the "Assignment and Assumption of Interests") in the form of EXHIBIT R attached hereto and made a part hereof

            (c) An assignment and assumption of leases for each of the Pennsylvania Properties (collectively, the "Assignment and Assumption of Leases") in the form of EXHIBIT S attached hereto and made a part hereof;

            (d) With respect to those Service Contracts related to the Pennsylvania Properties that have not been terminated in accordance with this Agreement, an assignment and assumption of Service Contracts for each of the Pennsylvania Properties (collectively, the "Assignment and Assumption of Service Contracts") in the form of EXHIBIT T attached hereto and made a part hereof;

            (e) A bill of sale and general assignment for each of the Pennsylvania Properties in the form of EXHIBIT U attached hereto and made a part hereof;

            (f) The Title Affidavits;

            (g) A certification of non-foreign status in the form of EXHIBIT V attached hereto and made a part hereof from each Seller;

            (h) Complete sets of "as-built" plans and specifications for the improvements in Sellers' or an RVG Entity's possession or control;

            (i) The originals of all documents attached as or referred to in the Exhibits to this Agreement, including, without limitation, the Leases (and all tenant files related thereto), the Debt Documents, the TIF Documents, the Tenant Estoppel Certificates (as hereinafter defined), the REA Estoppels (as hereinafter defined), P & S Estoppel (as hereinafter defined), the Service Contracts that are not being terminated pursuant to this Agreement and the RVG Organizational Documents;

            (j) A certificate of Sellers in the form of EXHIBIT W attached hereto and made a part hereof dated as of the Closing Date, certifying that all of Sellers' representations and warranties set forth in this Agreement remain true, correct and complete, as if made on the Closing Date, or if not, specifying the respect in which any such representation or warranty is no longer true, correct and complete;

            (k) Assignments or reissuances of the Letter of Credit Security Deposits related to the Pennsylvania Properties;

            (l) An update of each Rent Roll, dated as of the Closing Date and represented and certified by Sellers to be true, correct and complete with respect to the information contained therein;

            (m) All maintenance records and operating manuals pertaining to the Property in Sellers' or an RVG Entity's possession or control;

            (n) All keys to the Premises in Sellers' or an RVG Entity's possession or control;

            (o) A letter to each of the Tenants of the Pennsylvania Properties in the form of EXHIBIT X-1 attached hereto and made a part hereof advising them of the change in ownership of the Pennsylvania Properties and the transfer of the Security Deposits and directing that rentals or other payments thereafter be paid to a payee designated by CSCP, and otherwise complying with applicable law;

            (p) A letter to each of the Tenants of the Premises other than the Pennsylvania Properties in the form of EXHIBIT X-2 attached hereto and made a part hereof advising them of the change in ownership of the RVG Entities and directing that rentals or other payments thereafter be paid to a payee designated by CSCP, and otherwise complying with applicable law

            (q) A letter to each of the service providers under the Service Contracts related to the Pennsylvania Properties assumed by CSCP, in form and content reasonably acceptable to Sellers and CSCP advising the service providers of the change in ownership of the Pennsylvania Properties;

            (r) If requested by CSCP, a letter to each of the service providers under the Service Contracts to which an RVG Entity is a party that will not be terminated pursuant to this Agreement, in form and content reasonably acceptable to Sellers and CSCP advising the service providers of the change in ownership of the RVG Entities;

            (s) A non-compete agreement among CSCP, RVG Management & Development Co., Dennis J. Schmidt, Robert V. Gothier, Sr., and Robert V. Gothier, Jr. in the form of EXHIBIT Y attached hereto and made a part hereof, executed by each of the RVG Parties with respect to each Property (the "Non-Compete Agreement");

            (t) The Assumption Documents;

            (u) A domain name assignment, the change of registrant forms and any additional documentation required to assign to CSCP any domain names for the Properties in form and content reasonable satisfactory to CSCP (collectively, the "Domain Name Documents");

            (v) For each Pennsylvania Property, Realty Transfer Tax Statement of Value and any other transfer tax forms required under Pennsylvania state or local law (the "Pennsylvania Transfer Tax Forms");

            (w) The Dubois Out-Parcels Restriction Agreement (as hereinafter defined);

            (x) Good standing certificates for each of the RVG Entities dated not earlier than thirty (30) days prior to Closing;

            (y) Such corporate, partnership and/or limited liability company certificates and resolutions as CSCP and the Title Company may reasonably request in order to confirm each Seller's authority to consummate the transactions contemplated hereby;

            (z) True, correct and complete copies of operating statements relating to the Premises for the period commencing on the last day of the month immediately prior to the date of this Agreement was executed and ending on the last day of the month immediately prior to the Closing Date which do not contain untrue statements of any material facts or omit to state a material fact necessary to make the information contained therein not misleading and were prepared in accordance with generally accepted accounting principles, consistently applied;

            (aa) An agreement executed by the owner of the Fullington Parcel (as defined in the Hoover REA) in form and content required by the terms of the Hoover REA or otherwise satisfactory to CSCP in the exercise of its reasonable judgment subjecting the Fullington Parcel to the terms of the Hoover REA; and

            (bb) An assignment and assumption agreement (the "Hoover P & S Agreement Assignment and Assumption") of Hoover Avenue GF, LP's rights under the P & S Agreement in form and content satisfactory to CSCP in the exercise of its reasonable judgment.

         2. At the Closing, to the extent applicable, CSCP (or CSCP's designee or nominee), at CSCP's sole cost and expense, shall deliver to Sellers the following, each of which shall be executed by CSCP or its nominee or designee (or such other party as indicated below) and, to the extent applicable, acknowledged:

            (a) The Consideration required pursuant to Article II, in the amount and form required thereby;

            (b) The Assignment and Assumption of Interests;

            (c) The Assignment and Assumption of Leases;

            (d) The Assignment and Assumption of Service Contracts;

            (e) The Assignment and Assumption of Permits;

            (f) The Assumption Documents;

            (g) The Dubois Out-Parcels Restrictive Covenants;

            (h) Such corporate, partnership and/or limited liability company certificates and resolutions as Sellers and the Title Company may reasonably request in order to confirm CSCP's authority to consummate the transactions contemplated hereby;

            (i) A certificate of CSCP in the form of EXHIBIT Z attached hereto and made a part hereof dated as of the Closing Date, certifying that all of CSCP's representations and warranties set forth in this Agreement remain true, correct and complete as of the Closing Date, or if not, specifying the respect in which any such representation or warranty is no longer true, correct and complete;

            (j) The Pennsylvania Transfer Tax Forms;

            (k) The Non-Compete Agreements;

            (l) The Domain Name Documents; and

            (m) The Hoover P & S Agreement Assignment and Assumption.

         3. At or before the Closing, CSCP and Sellers shall each execute and deliver such other customary instruments as are reasonably required by the Title Company or otherwise required to consummate the purchase and sale of the Property in accordance with the terms hereof, including, without limitation, an agreement (the "Designation Agreement") designating the Title Company as the "Reporting Person" for the transaction pursuant to Section 6045(e) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder, and executed by Sellers, CSCP and the Title Company. The Designation Agreement shall be in a form reasonably acceptable to the parties, and, in any event, shall comply with the requirements of Section 6045(e) of the Code and the regulations promulgated thereunder.

ARTICLE XII: Due Diligence Investigation; Right to Terminate.

         1. CSCP shall have the right until the Closing to perform and complete all of CSCP's due diligence examinations, reviews and inspections of all matters pertaining to the purchase of the Interests and the Property, including all RVG Organizational Documents, Leases and Service Contracts, and all physical, environmental and compliance matters and conditions respecting the Interests and the Premises (collectively, the "Investigations"). During the term of this Agreement, but subject to the terms of the Leases, Sellers shall provide CSCP and CSCP's Representatives (as hereinafter defined) with access to the Premises and shall also make available to CSCP, at the offices of Sellers and/or the property manager of the Premises, access to such RVG Organizational Documents, Leases, Service Contracts, other contracts, books, records, plans and specifications, surveys, engineering and environmental reports, soil studies, traffic studies, market analysis, and other documentation in Sellers' possession with respect to the Interests and the Property as CSCP shall reasonably request. Without limiting the foregoing, CSCP and its directors, officers, employees, affiliates, partners, members, brokers, agents and other representatives, including, without limitation, attorneys, accountants, contractors, consultants, engineers and financial advisors (collectively, "CSCP's Representatives") shall have the right to (i) perform physical testing (environmental, structural and otherwise) at the Premises (such as soil borings, water samplings and the like),
(ii) contact Tenants and/or (iii) contact Governmental Authorities having jurisdiction over the Interests and Premises to inquire with respect to the compliance of the RVG Entities and the Premises with applicable Laws relating to the RVG Entities and the Premises.

         2. CSCP shall have the right, as part of its Investigations, to cause a reputable third party engineer selected by CSCP to perform engineering studies of the Premises.

         3. CSCP shall promptly repair any damage to the Premises resulting from the Investigations and replace, refill and regrade any holes made in, or excavations of, any portion of the Premises used for such Investigations so that the Premises shall be in substantially the same condition that it existed in prior to such Investigations. The provisions of this Section 3 shall survive the Closing or a termination of this Agreement.

         4. CSCP shall defend, indemnify Sellers and hold harmless Sellers from and against (i) any and all personal injury claims and property damage resulting from the Investigations, except any claims resulting from any pre-existing condition and (ii) any liens or encumbrances filed or recorded against the Premises as a consequence of the Investigations; provided, however, that the foregoing indemnity and hold harmless shall not include (a) any consequential, punitive or special damages (except to the extent owed to Tenants pursuant to matters for which Sellers shall be indemnified pursuant to this Section 4), or
(b) any loss, damage, claims, liability or expense, including reasonable attorneys' fees, arising from or out of pre-existing conditions on the Premises, including the discovery by CSCP of pre-existing conditions on the Premises during any Investigation conducted pursuant to the terms of this Agreement (but CSCP shall be liable to the extent it negligently aggravates any such pre-existing condition). The provisions of this Section 4 shall survive the Closing or a termination of this Agreement.

         5. Any provision herein to the contrary notwithstanding and subject to the terms and conditions of this Section 5, on or before 5:00 P.M. (Eastern time) on June 24, 2005 (as the same may be extended pursuant to Section 7 below, the "Designated Date"), CSCP shall have the right (i) with respect to the Premises located in Mechanicsburg, Pennsylvania only, to remove such Premises from the Premises being conveyed pursuant to this Agreement (and receive a corresponding reduction in the Consideration) if the condition of such Premises shall not be satisfactory to CSCP in CSCP's reasonable discretion (the "Removal Option"), or (ii) in its sole and absolute discretion, to terminate this Agreement (the "Termination Option") for any reason or no reason. Notwithstanding the foregoing, prior to exercise of the Removal Option, CSCP shall notify Sellers of the unsatisfactory condition with respect to such

Premises, and, provided that Sellers cure such unsatisfactory condition, as reasonably determined by CSCP, prior to Closing, CSCP shall have no right to remove such Premises, as a result of such condition. CSCP shall be deemed to have waived the Removal Option and the Termination Option, unless, on or before 5:00 P.M. (Eastern time) on the Designated Date CSCP shall deliver to Sellers written notice of CSCP's election to exercise the Removal Option or the Termination Option. In the event that CSCP shall exercise the Termination Option in accordance with this Section 5, the Title Company shall return the Required Deposit to CSCP and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive the termination of this Agreement.

         6. Sellers shall deliver to CSCP accurate, correct and complete copies of the following items (the "Property Information") within five (5) days after the date of this Agreement (or, in the case of item (t) below, within five (5) days after request by CSCP):

            (a) current Rent Roll and current Lease plan;

            (b) copies of the Leases (and amendments), together with copies of all correspondence to and from the Tenants and all estoppels and any subordination, non-disturbance and attornment agreements obtained by or for Seller in connection with such Leases;

            (c) Tenant sales histories for the most recent 36 months in Sellers' possession or control;

            (d) historical statements (comprised of balance sheets and profit and loss statements) for the Property and showing results for the most recent three (3) years and a proforma for the current year;

            (e) most recent ALTA survey;

            (f) current title insurance policy;

            (g) copies of all Debt Documents;

            (h) Existing Appraisals, engineering surveys, reports and permits, soils, hydrological, environmental, asbestos or other reports or test results in Sellers' possession or control;

            (i) real estate and personal property tax bills;

            (j) copies of agreements and contracts relating to the ownership, management, marketing and/or operation of all or any part of the Property, excluding Leases;

            (k) Tenant arrears reports;

            (l) warranties and guaranties affecting the improvements or Personal Property;

            (m) government approvals such as licenses, permits, variances or exceptions (including without limitation pertaining to environmental protection, fire safety, zoning) and certificates of occupancy;

            (n) notices and correspondence with any government authority or insurance company concerning compliance or non-compliance with any Law applicable to the Property;

            (o) copies of any current tax protest;

            (p) as-built plans and specifications for the improvements and site plans, drawings and surveys in Sellers' possession or control;

            (q) copies of the most recent federal tax returns of each Seller (other than natural persons) and RVG Entity to the extent such Seller or RVG Entity is not a "disregarded entity" for federal income tax purposes or, if a Seller (other than natural persons) or RVG Entity is a "disregarded entity" for federal income tax purposes, such other tax documentation reasonably acceptable to CSCP;

            (r) the RVG Organizational Documents;

            (s) operating statements for the 2003 and 2004 calendar years; and

            (t) any other reasonable items requested by CSCP.

         7. Notwithstanding anything to the contrary contained in Section 5 above, in the event that Sellers shall fail to deliver any of such Property Information within the five (5) days required for delivery, the Designated Date shall automatically be extended on a day for day basis for each day beyond such five (5) day period until CSCP's receipt of such Property Information.

ARTICLE XIII: Estoppel Certificates.

         1. Sellers shall use commercially reasonable efforts to obtain a tenant estoppel certificate from (i) each Tenant (each, a "Tenant Estoppel Certificate", and collectively, the "Tenant Estoppel Certificates"), (ii) each party to any reciprocal easement agreement (or other similar agreement) designated by CSCP and affecting all or any portion of any Premises (the "Designated REAs"), and (iii) Green Dot with respect to the P & S Agreement.

         2. Sellers shall, promptly following the date hereof, deliver a Tenant Estoppel Certificate in the applicable form (but with all relevant information filled in by Sellers) attached hereto and made a part hereof as (i) with respect to all Tenants other than the Tenants set forth on EXHIBIT BB attached hereto and made a part hereof, EXHIBIT AA-1 and (ii) with respect to the Tenants set forth on EXHIBIT BB, EXHIBIT AA-2 (the applicable forms being hereinafter referred to as, the "Tenant Estoppel Certificate Form") to each Tenant of a Premises for execution by such Tenant. Sellers shall deliver to CSCP each executed Tenant Estoppel Certificate promptly following Sellers' receipt thereof (but in all events prior to the Designated Date, with respect to all executed Tenant Estoppel Certificates received prior to the Designated Date). It shall be a condition precedent to CSCP's obligation to consummate the transactions contemplated by this Agreement with respect to the Property that CSCP shall receive Tenant Estoppel Certificates from (a) all of the Tenants set forth on

EXHIBIT BB and (b) Tenants occupying not less than eighty percent (80%) of the total gross leaseable square footage of the Premises less the square footage occupied by the Tenants referred to in the preceding clause (a), each (i) dated no earlier than forty five (45) days prior to the Closing Date, (ii) consistent with the terms of the Leases and the representations and warranties of Sellers contained in this Agreement, and (iii) in form substantially similar to the Tenant Estoppel Certificate Form or in such other form as CSCP shall approve in the exercise of its reasonable judgment (the "Required Tenant Estoppels"). If, on or before the Scheduled Closing Date, such condition is not satisfied (or waived in writing by CSCP), then CSCP shall have the right, exercisable by delivery of written notice to Seller, to (i) with respect to the Premises located in Mechanicsburg, Pennsylvania only, remove such Premises from the Premises being conveyed pursuant to this Agreement and receive a corresponding reduction in the Consideration, or (ii) terminate this Agreement by written notice delivered to Sellers (in which event the Title Company shall return the Required Deposit to CSCP and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive a termination of this Agreement). Either Sellers or CSCP shall have a one (1) time right to extend the Scheduled Closing Date for up to thirty (30) additional days if the conditions precedent to CSCP's obligation to close set forth in this
Section 2 have not been satisfied prior to the original Scheduled Closing Date (exercisable by delivery of written notice to the other parties hereto on or prior to the Scheduled Closing Date).

         3. It shall be a condition precedent to CSCP's obligation to consummate the transactions contemplated by this Agreement that CSCP shall receive estoppel certificates in form and content satisfactory to CSCP in its reasonable judgment from (i) each party to a Designated REA (the "REA Estoppels"), it being acknowledged and agreed that the Hoover REA is a Designated REA, and (ii) Green Dot, Inc. with respect to the P & S Agreement. If after using commercially reasonable efforts Sellers shall be unable to obtain an estoppel certificate with respect to the Hoover REA acceptable to CSCP in its reasonable judgment, CSCP shall consider in good faith (without any obligation to accept) alternatives to the receipt of the Hoover REA proposed by Sellers.

ARTICLE XIV: Brokerage.

         1. Sellers represent and warrant to CSCP, and CSCP represents and warrants to Sellers, that no broker or finder has been engaged by it, respectively, in connection with the transactions contemplated under this Agreement. In the event of a claim for broker's or finder's fee or commissions in connection with the transactions contemplated by this Agreement, Sellers shall indemnify, defend and hold harmless CSCP from the same if it shall be based upon any statement or agreement alleged to have been made by Sellers, and CSCP shall indemnify, defend and hold harmless Sellers from the same if it shall be based upon any statement or agreement alleged to have been made by CSCP.

         2. The Provisions of this Article shall survive the Closing or a termination of this Agreement.

ARTICLE XV: Condemnation and Destruction.

         1. If, prior to the Closing Date, all or any portion of the Premises is taken by eminent domain or condemnation (or is the subject of a pending or contemplated eminent domain or condemnation proceeding which has not been consummated), Sellers shall notify CSCP of such fact and CSCP shall have the option (which option shall be set forth in a notice from CSCP to Sellers given not later than thirty (30) days after receipt of Sellers' notice):

            (a) to (i) with respect to the Premises located in Mechanicsburg, Pennsylvania only, remove such Premises from the Premises being conveyed pursuant to this Agreement and receive a corresponding reduction in the Consideration, or (ii) terminate this Agreement by written notice delivered to Sellers (in which event the Title Company shall return the Required Deposit to CSCP and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive a termination of this Agreement); or

            (b) to accept title to the Premises or the Interests in the RVG Entity that owns such Premises, as applicable, without any abatement of the Consideration.

         2. In the event of the taking or pending or contemplated taking of all or any portion of the Premises, and CSCP elects to accept title to the Premises or the Interests in the RVG Entity that owns such Premises, (i) Sellers shall be entitled to any and all amounts awarded and received prior to Closing and (ii) with respect to amounts not received prior to Closing, Sellers shall assign over to CSCP at the Closing, and CSCP shall be entitled to keep, all amounts to be awarded to Sellers as the result of the taking. In either of such events, (a) Sellers shall not, prior to Closing, settle any action or claim with respect to any eminent domain or condemnation proceeding without CSCP's prior written consent (not to be unreasonably withheld) and (b) Sellers agree to cooperate with CSCP in good faith in connection with all eminent domain and condemnation proceedings including, without limitation, executing all documents and instruments necessary to allow CSCP, following the Closing, to settle all actions and claims and collect all sums in connection therewith.

         3. If, prior to the Closing Date, all or any "material" portion of the Premises is damaged or destroyed or otherwise affected by a fire or other casualty, Sellers shall notify CSCP of such fact and CSCP shall have the option (which option shall be set forth in a written notice from CSCP to Sellers given not later than thirty (30) days after receipt of Sellers' notice):

            (a) either (i) with respect to the Premises located in Mechanicsburg, Pennsylvania only, remove such Premises from the Premises being conveyed pursuant to this Agreement and receive a corresponding reduction in the Consideration, or (ii) terminate this Agreement by written notice delivered to Sellers (in which event the Title Company shall return the Required Deposit to CSCP and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive a termination of this Agreement); or

            (b) to accept title to the Premises in their existing condition without any abatement of the Consideration, in which event Sellers shall pay and assign to CSCP, at the Closing, all of Sellers' and the RVG Entities' right, title and interest in and to the insurance proceeds awarded or to be awarded to Sellers as the result of such damage or destruction and CSCP shall receive a credit for any applicable deductible under Sellers' and the RVG Entities' insurance policies. In such event, (y) Sellers and the RVG Entities shall not, prior to Closing, settle any insurance claim without CSCP's prior written consent and (z) Sellers agree to cooperate with CSCP in good faith in connection with the settlement of all insurance claims including, without limitation, executing all documents and instruments necessary to allow CSCP, following the Closing, to settle and collect all sums in connection therewith.

         4. If there is damage to or destruction of a part of the Premises by fire or other casualty that is not "material", such damage or destruction shall be repaired promptly by Sellers, in which event Sellers shall receive the insurance proceeds awarded or to be awarded to Sellers as the result of such damage or destruction, and in the event the same is not repaired on or before the Closing Date, then at CSCP's option (a) the Closing shall be postponed until such repairs have been completed or (b) the reasonable cost of such repairs, as estimated by a reputable third party engineer selected by Sellers and approved by CSCP (the "Engineer"), shall be credited against the Consideration.

         5. A "material" part thereof shall be deemed to have been damaged or destroyed if (a) with respect to all of the Premises, the cost (as estimated by a third party engineer acceptable to Seller and CSCP in the exercise of their reasonable discretion) of repair or replacement thereof shall be equal to or greater than Five Hundred Thousand Dollars ($500,000) or (b) with respect to any individual Premises, the cost (as estimated by a third party engineer acceptable to the applicable Seller and CSCP in the exercise of their reasonable discretion) of repair or replacement thereof shall be equal to or greater than Fifty Thousand Dollars ($50,000) or (c) with respect to any individual Premises, the anchor Tenant has the right to terminate its Lease (and has not waived such right) as a result of such damage or destruction.

         6. The parties hereto waive the provisions of any statute which provides for a different treatment or outcome in the event of a casualty or a condemnation or eminent domain proceeding including, without limitation, Section 5-1311 of the General Obligations Laws of the State of New York.

         7. The provisions of this Article shall survive the Closing.

ARTICLE XVI: Closing Costs. Sellers shall pay (y) other than the Virginia Grantor's tax, one-half of all documentary stamp taxes, real estate transfer fees and taxes, including recordation taxes, and other state and county taxes due in connection with the sale of the Properties and the Interests (if any), and (z) one-half of the escrow fees charged by the Title Company for acting as escrow agent. CSCP shall pay (a) all of the Virginia Grantor's tax, (b) one-half of all documentary stamp taxes, real estate transfer fees and taxes, including recordation taxes, and other state and county taxes due in connection with the sale of the Properties and the Interests (if any) (other than the Virginia Grantor's Tax), (c) the cost of each Survey, (d) the cost of issuing the Owner's Policies, (e) the following third party costs and expenses of the Existing Lenders incurred in connection with obtaining the consents of the Existing Lenders to the Debt Assumptions: applications fees, processing fees, assumption fees, attorneys' fees, consultants' fees and the cost of issuing the Lender's Policies (collectively, the "Assumption Costs"), and (f) one half of the escrow fees charged by the Title Company for acting as escrow agent. Any other closing costs shall be allocated in accordance with local custom. Except as expressly provided in this Agreement, Sellers and CSCP shall pay their respective legal, consulting, and other professional fees and expenses incurred in connection with this Agreement and the transaction contemplated hereby and their respective shares of prorations as herein provided. The provisions of this Article shall survive the Closing or a termination of this Agreement.

ARTICLE XVII: Sellers' Defaults.

         1. IF THE TRANSACTIONS HEREIN PROVIDED SHALL NOT CLOSE BY REASON OF ANY SELLER'S BREACH OR DEFAULT UNDER THIS AGREEMENT, THEN CSCP SHALL HAVE, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS ARTICLE, AS ITS EXCLUSIVE REMEDIES THE RIGHT TO EITHER (A) TERMINATE THIS AGREEMENT AND RECEIVE PAYMENT OF CSCP'S REIMBURSABLE DUE DILIGENCE EXPENSES (AS HEREINAFTER DEFINED) FROM SELLERS (IN WHICH EVENT THE REQUIRED DEPOSIT SHALL BE RETURNED TO CSCP, AND, FOLLOWING THE RETURN OF SUCH REQUIRED DEPOSIT AND THE PAYMENT TO CSCP OF CSCP'S REIMBURSABLE DUE DILIGENCE EXPENSES, NO PARTY HERETO SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO ANY OTHER PARTY HERETO EXCEPT WITH RESPECT TO THOSE PROVISIONS OF THIS AGREEMENT WHICH EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT), OR
(B) SPECIFICALLY ENFORCE THIS AGREEMENT OR SEEK INJUNCTIVE RELIEF OR (C) IF SPECIFIC PERFORMANCE IS UNAVAILABLE, SUE FOR ACTUAL DAMAGES. AS USED HEREIN, "CSCP'S REIMBURSABLE DUE DILIGENCE EXPENSES" SHALL MEAN ALL THIRD PARTY COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) INCURRED BY CSCP IN CONNECTION WITH THE NEGOTIATION AND PREPARATION OF THIS AGREEMENT, CSCP'S INVESTIGATIONS AND THE ENFORCEMENT OF THIS AGREEMENT IN AN AMOUNT NOT TO EXCEED SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000).

         2. CSCP may only exercise the remedies set forth in this Article following (y) delivery of written notice to Sellers of the default or breach (which notice shall contain, in reasonable detail, the nature of the default or breach) and (z) Sellers' failure to cure such default or breach by the fifteen
(15th) day after receipt of such notice; provided, however, that if CSCP shall seek specific performance or injunctive relief, CSCP may exercise the remedies set forth in this Article without giving such notice or providing for such cure period.

ARTICLE XVIII: CSCP Defaults.

         1. IF THE TRANSACTIONS HEREIN PROVIDED SHALL NOT CLOSE BY REASON OF CSCP'S BREACH OR DEFAULT UNDER THIS AGREEMENT, THEN SELLERS SHALL HAVE, AS THEIR EXCLUSIVE REMEDY, THE RIGHT TO TERMINATE THIS AGREEMENT AND TO RETAIN THE REQUIRED DEPOSIT THEN ON DEPOSIT AS LIQUIDATED DAMAGES, AND FOLLOWING SUCH TERMINATION NO PARTY HERETO SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO ANY OTHER PARTY HERETO EXCEPT WITH RESPECT TO THOSE PROVISIONS OF THIS AGREEMENT WHICH EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT. IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLERS WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT THE PREMISES WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLERS CAUSED BY THE BREACH BY CSCP UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLERS SHOULD RECEIVE AS A RESULT OF CSCP'S DEFAULT. IN NO EVENT SHALL CSCP BE LIABLE FOR LOST OR ANTICIPATED PROFITS OR ANY OTHER DAMAGES OTHER THAN THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS ARTICLE.

         2. Sellers may only exercise the remedy set forth in this Article following (y) delivery of written notice to CSCP of the default or breach (which notice shall contain, in reasonable detail, the nature of the default or breach) and (z) CSCP's failure to cure such default or breach by the fifteenth (15th) day after receipt of such notice.

ARTICLE XIX: Notices. All notices, requests or other communications which may be or are required to be given, served or sent by either party hereto to the other shall be deemed to have been properly given, if in writing and shall be deemed received (a) upon delivery, if delivered in person or by facsimile transmission, with receipt thereof confirmed by printed facsimile acknowledgment (with a confirmation copy delivered in person or by overnight delivery), or (b) one (1) Business Day after having been deposited for next day overnight delivery with any reputable overnight courier service, and in each case, addressed as follows:

                               To CSCP:

                               Cedar Shopping Centers, Inc.
                               44 South Bayles Avenue
                               Port Washington, New York 11050
                               Attention: Leo S. Ullman
                               Facsimile: (516) 767-6497
                               Telephone: (516) 944-4525

                               With a copy to:

                               Stroock & Stroock & Lavan LLP
                               180 Maiden Lane
                               New York, New York  10038-4982
                               Attention:   Steven P. Moskowitz, Esq.
                               Facsimile:   (212) 806-6006
                               Telephone:   (212) 806-5899

                               To Sellers:

                               c/o RVG Management & Development Co.
                               1000 North Front St., Suite 500
                               Wormleysburg, Pennsylvania  17043
                               Attention:   Robert V. Gothier, Jr.
                               Facsimile:   (717) 731-8580
                               Telephone:   (717) 731-0700

                               With a Copy To:

                               Law Offices of Stephen C. Nudel, PC
                               219 Pine Street
                               Harrisburg, Pennsylvania  17101
                               Attention:   Stephen C. Nudel, Esq.
                               Facsimile:   (717) 236-5080
                               Telephone:   (717) 236-5000

ARTICLE XX: Development Work.

         1. During the period (the "Development Period") commencing on the date hereof and ending on the Completion Date (as hereinafter defined), Sellers shall cause Coliseum FF, LLC, at Sellers' sole cost and expense, to diligently and continuously prosecute the performance of the Development Work (as hereinafter defined).

         2. As used in this Agreement, the term "Development Work" shall mean the design, planning and construction of one or more buildings on the Coliseum Hampton, Virginia Property in accordance with the Development Plans and Specifications. The Development Plans and Specifications shall not be modified without the prior written consent of CSCP (not to be unreasonably withheld); provided, however, that Sellers shall have the right to make "field changes", provided that such field changes do not (i) adversely affect the value, use, or financeability of the Development Premises, (ii) constitute a downgrading of the quality of the materials, equipment or systems, (iii) affect the design or appearance of the Premises, (iv) constitute a change in the scope of work from that contemplated by the Development Plans and Specifications or (v) violate any Law or the terms of any financing documents secured by the Development Premises or the terms of any easement, covenant, condition or restriction encumbering the Development Premises or any Lease covering all or any portion of the Development Premises.

         3. Neither Sellers nor RVG Entities shall amend or modify in any material respect the Development Contracts without the prior written consent of CSCP and any new Development Contract entered into after the date of this Agreement shall be subject to the prior approval of CSCP, said approval not to be unreasonably withheld. Each Development Contract shall permit the assignment of Sellers' rights under such Development Agreement to CSCP.

         4. (a) Sellers shall notify CSCP in writing (the "Completion Notice") that Completion of the Development Premises will occur on the date specified in the Completion Notice, and CSCP and representatives of Sellers shall, promptly thereafter at a mutually acceptable time, perform a walk-through and inspection of the Development Premises to determine if Completion has occurred. The date on which Completion of the Development Premises shall actually occur, as agreed to by CSCP and Sellers, is referred to herein as the "Completion Date".

            (b) As used in this Agreement, the term "Completion" shall mean that the Development Work has been completed (including all "punch list" items, including those identified by CSCP during the walk-through following issuance of the Completion Notice) in a good, workmanlike and lien-free manner in accordance with the Development Plans and Specifications, all Laws, the terms of any financing documents secured by the Development Premises, and the terms of any easement, covenant, condition or restriction encumbering the Development Premises, and any Lease covering all or any portion of the Development Premises (including, without limitation, all equipment and systems contemplated by the Development Plans and Specifications being in good working order), and receipt by CSCP of (i) a certification of "final completion", in form and substance reasonably satisfactory to CSCP executed by Sellers and the architect for said Development Premises; (ii) copies of all certificates and approvals of all applicable Governmental Authorities required for the full, unrestricted use and occupancy of the improvements on the Development Premises for its intended purpose, including, without limitation, certificate(s) of occupancy and certificates of inspection for such systems and installations (as applicable), elevators, moving stairs and walks, mechanical systems, plumbing systems, fire protection and electrical systems; (iii) final waivers of lien, in form and substance reasonably satisfactory to CSCP, from all contractors, subcontractors and materialmen who shall have furnished materials or supplies or performed work or services in connection with the Development Work and (iv) confirmation of all of the foregoing from CSCP's construction consultant.

         5. Sellers shall warrant the design and construction of the Development Work (including latent defects) for a period of one (1) year from the date of Completion of such Development Work.

         6. The provisions of this Article shall survive the Closing.

ARTICLE XXI: Indemnification.

         1. Sellers, by execution of this Agreement, hereby agree, on a joint and several basis, to indemnify, defend and hold harmless CSCP, CSCP's nominees and/or designees, and each of CSCP's and CSCP's nominees' and/or designees' direct and indirect members, partners, shareholders, principals, officers, directors and employees (collectively, the "CSCP Parties" and each, individually, a "CSCP Party") from and against any and all loss, claims, damages, liabilities, fees, fines, costs and expenses (including reasonable attorney's fees and disbursements), and actions with respect thereto, regardless of whether foreseeable, unforeseeable, past, present or future (collectively, "Claims"), asserted against, incurred or suffered by any CSCP Party in connection with, related to or arising from (i) the untruth or inaccuracy of any of the representations or warranties made by Sellers in this Agreement or in any documents or instrument executed in connection herewith, (ii) the failure of any Seller to comply with the terms of this Agreement that shall survive the Closing, (iii) any obligation or liability of any RVG Entity arising or accruing prior to the Closing Date, including without limitation, in connection with claims and litigations brought by or against any of the RVG Entities, (iv) liens for services, labor and materials supplied or claimed to have been supplied to or in connection with the Premises arising from or in connection with any work performed by or on behalf of, or materials or services provided to or on behalf of, any Seller or any RVG Entity including, without limitation, the Development Work, (v) subject to the provisions of Article XX, Section 5, any defects in the design and/or construction of the Development Work including latent defects,
(vi) the failure of Seller to comply with Pennsylvania bulk sale laws and regulations and/or (vii) the failure of the owner of the Adjacent Property to comply with the Dubois Out-Parcels Restriction Agreement. CSCP shall notify the Sellers of any Claims promptly following CSCP's receipt of written notification of any Claim. Notwithstanding the foregoing, the failure of CSCP to promptly notify the Sellers of a Claim shall not impact the Sellers' liability hereunder unless and to the extent that the Sellers are materially prejudiced thereby, but shall relieve the Sellers for any third party out of pocket costs incurred by CSCP in defense of such Claim prior to such written notification. Any settlement of any such Claim by the Sellers shall be subject to the reasonable approval of CSCP. The right of CSCP Parties to defend any Claim shall be limited to those cases where the Sellers have failed or refused to defend or to where any CSCP Party reasonably determines that a conflict of interest may exist. The Sellers shall regularly apprise CSCP of the status of all proceedings.

         2. The provisions of this Article shall survive the Closing or an earlier termination of this Agreement.

ARTICLE XXII: Restrictive Covenant on Adjacent Properties. At the Closing, Sellers shall cause the owner of the properties set forth on EXHIBIT CC attached hereto and made a part hereof (the "Adjacent Properties") to execute and deliver an agreement for the benefit of the Property located in Dubois, Pennsylvania in the form of EXHIBIT DD attached hereto and made a part hereof with respect to the Adjacent Properties (the "Dubois Out-Parcels Restriction Agreement").

ARTICLE XXIII: Tax Proceedings. Sellers represent that no proceedings for the correction of the assessed valuation of the Premises (the "Proceedings") have been filed on any Seller's behalf and are pending, other than as set forth in EXHIBIT EE attached hereto and made a part hereof. Neither party hereto shall agree to any settlement or termination of the Proceedings for the year in which the Closing occurs without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. If any refund shall be paid on account of real estate taxes for the tax year in which the Closing occurs, whether by means of settlement of the Proceedings, or otherwise, then the net refund shall be apportioned between Sellers and CSCP, as of the Closing Date, after deducting therefrom all costs and expenses, including reasonable attorneys' fees, incurred in connection with the Proceedings and all amounts owed to Tenants on account of such refund. Both parties agree to cooperate in good faith in connection with the Proceedings and take such action and execute such documents at or after the date of the Closing as may be necessary to give effect to the provisions of this Article. The provisions of this Article shall survive the Closing.

ARTICLE XXIV: Entire Agreement. This Agreement contains all of the terms agreed upon between the parties with respect to the subject matter hereof and supersedes any and all prior written or oral understandings. The provisions of this Article shall survive the Closing or earlier termination of this Agreement.

ARTICLE XXV: Amendments. This Agreement may not be changed, modified or terminated except by an instrument executed by the parties hereto.

ARTICLE XXVI: Successors and Assigns.

         1. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Sellers may not assign this Agreement or all or any part of their rights and obligations hereunder to another party without the consent of CSCP.

         2. CSCP may not assign this Agreement or all or any part of its rights and obligations hereunder to another party without the consent of Sellers; provided, however, that CSCP shall have the right, without the consent of Sellers, to assign all or a portion of its rights and obligations under this Agreement to one or more entities which is owned or controlled by or under common control or affiliated with CSCP.

         3. Notwithstanding anything to the contrary contained in this Agreement, CSCP shall have the right to designate nominee(s) and/or designee(s) to take title to all or any portion of the Property and/or Interests, and each such nominee or designee shall be entitled to the rights and benefits of CSCP under this Agreement with respect to the portion of the Property and/or Interests acquired by such nominee or designee and shall be deemed to be third party beneficiaries of the representations, warranties, certifications, covenants, agreements and indemnities made by Sellers in favor of CSCP pursuant to this Agreement.

         4. The provisions of this Article shall survive the Closing.

ARTICLE XXVII: Governing Law; Jurisdiction. This Agreement shall be governed by and in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within that State without giving effect to the conflict-of-laws principles thereof. Any action, suit or proceeding in connection with this Agreement may be brought against Seller in a court of record of the State of New York, County of New York, or of the United States District Court for the Southern District of New York, and Sellers hereby consent and submit to the jurisdiction thereof. Service of process in any such action, suit or proceeding brought in New York County or the Southern District of New York may be made upon Sellers by certified or registered mail, at the address to be used for the giving of Notice to Sellers hereunder. Nothing herein shall affect the right of CSCP to commence legal proceedings or otherwise to proceed against any Seller in any other jurisdiction or to serve process in any manner permitted by applicable law. In any action, suit or proceeding in connection with this Agreement, Sellers and CSCP hereby waive any claim that New York County or the Southern District of New York is an inconvenient forum, and Sellers hereby further waive the right to interpose any defense based upon any claim of laches and any set-off or counterclaim of any nature or description. The provisions of this Article shall survive the Closing or earlier termination of this Agreement.

ARTICLE XXVIII: Business Days. Whenever any action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-Business Day, then such period (or date) shall be extended until the next succeeding Business Day. As used herein, the term "Business Day" shall be deemed to mean any day, other than a Saturday or Sunday, on which commercial banks in the State of New York are not required or authorized to be closed for business. The provisions of this Article shall survive the Closing or earlier termination of this Agreement.

ARTICLE XXIX: Interpretation. Section and Article headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to wit, that ambiguities in this Agreement should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto. Whenever the words "including", "include" or "includes" are used in this Agreement, they shall be interpreted in a non-exclusive manner. Except as otherwise indicated, all Exhibit and Section and Article references in this Agreement shall be deemed to refer to the Exhibits and Sections and Articles in this Agreement. The provisions of this Article shall survive the Closing or earlier termination of this Agreement.

ARTICLE XXX: Third Parties. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement upon any other person other than the parties hereto and their respective permitted successors and assigns (and, with respect to CSCP (i) its designees and nominees, and (ii) the parties being indemnified, held harmless and defended pursuant to this Agreement including Article XXI of this Agreement), nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third parties any right of subrogation or action over or against any party to this Agreement. Except as expressly provided above, this Agreement is not intended to and does not create any third party beneficiary rights whatsoever. The provisions of this Article shall survive the Closing or earlier termination of this Agreement.

ARTICLE XXXI: Legal Costs. Except as expressly provided to the contrary in this Agreement, the parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, and other agreements pertaining to this transaction; provided, however, that in any litigation occurring under this Agreement, the prevailing party shall be entitled to be reimbursed for its reasonable legal fees and expenses. The provisions of this Article shall survive the Closing or earlier termination of this Agreement.

ARTICLE XXXII: Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

ARTICLE XXXIII: Effectiveness. In no event shall any draft of this Agreement create any obligation or liability, it being understood that this Agreement shall be effective and binding only when a counterpart hereof has been executed and delivered by each party hereto. Delivery of this Agreement by facsimile by any party shall represent a valid and binding execution and delivery of this Agreement by such party.

ARTICLE XXXIV: No Implied Waivers. No failure or delay of either party in the exercise of any right or remedy given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified in this Agreement for exercise of such right or remedy has expired) shall constitute a waiver of any other or further right or remedy nor shall any single or partial exercise of any right or remedy preclude other or further exercise thereof or any other right or remedy. No waiver by either party of any breach hereunder or failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent breach, failure or refusal to so comply. The provisions of this Article shall survive the Closing or earlier termination of this Agreement.

ARTICLE XXXV: Unenforceability. If all or any portion of any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, then such invalidity, illegality or unenforceability shall not affect any other provision hereof, and such provision shall be limited and construed as if such invalid, illegal or unenforceable provision or portion thereof were not contained herein unless doing so would materially and adversely affect a party or the benefits that such party is entitled to receive under this Agreement. The provisions of this Article shall survive the Closing or earlier termination of this Agreement.

ARTICLE XXXVI: Waiver of Trial by Jury. SELLERS AND CSCP HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT. The provisions of this Article shall survive the Closing or earlier termination of this Agreement.

ARTICLE XXXVII: Press Releases; Confidentiality. Sellers shall not issue any press release or other media publicity of any kind whatever with respect to this Agreement or any of the transactions contemplated hereby, unless approved by CSCP. For so long as this Agreement shall be in full force and effect, prior to the requirement (as determined by CSCP) to file a current report on form 8-K, CSCP shall not issue a press release expressly disclosing the identity of the Sellers without the Sellers' prior written consent. Except as otherwise expressly set forth herein, this Agreement and the transactions contemplated hereby shall be kept confidential by the parties and all information contained herein and in any Property Information shall not be disclosed except (i) to those employees, attorneys, accountants and professionals of the parties who have a need to know in order to evaluate the Property and/or to consummate the transactions, and such third parties shall also be directed to keep such information confidential, (ii) if and to the extent that such information at the time of disclosure or thereafter is generally available to and known by the public, or (iii) as required by law or court order. This restriction shall exclude releases or announcements required by SEC reporting requirements, and other legal requirements associated with the operation of a public real estate investment trust. This restriction shall also exclude disclosure to the lenders as required to obtain consent to the assumption of the Assumable Debt. Notwithstanding any terms or conditions in this Agreement to the contrary, but subject to restrictions reasonably necessary to comply with federal or state securities laws, any person may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure. For the avoidance of doubt, this authorization is not intended to permit disclosure of the names of, or other identifying information regarding, the participants in the transaction, or of any information or the portion of any materials not relevant to the tax treatment or tax structure of the transaction. The provisions of this Article shall survive a Closing or earlier termination of this Agreement.

ARTICLE XXXVIII: Exhibits. Each of the exhibits attached to this Agreement is incorporated into and made a part of this Agreement. To the extent that any exhibit has not been attached to this Agreement as of the date of execution of this Agreement, this Agreement shall nonetheless constitute a binding agreement between the parties relating to the matters set forth herein, the parties agree to negotiate in good faith the form and content of the remaining exhibits prior to the Designated Date, and prior to the Designated Date those agreed upon exhibits shall be attached to and made a part of this Agreement as if attached to and made a part of this Agreement on the date of execution of this Agreement.

ARTICLE XXXIX: State Specific Clauses.

         1. Sellers shall comply in all respects with Pennsylvania bulk sales laws and regulations to the extent applicable to the transactions contemplated by this Agreement, including, without limitation, the giving of all notices and the delivery to CSCP of all clearance certificates from the Pennsylvania Department of Revenue and Pennsylvania Department of Labor and Industry.

         2. To Sellers' knowledge, the zoning classification of each of the Premises located in the Commonwealth of Pennsylvania is as set forth on EXHIBIT FF, and the current use of the Premises is a lawful use under such classification.

         3. The provisions of this Article shall survive the Closing.

ARTICLE XL: Securitization. Sellers shall, in good faith, cooperate with CSCP and Existing Lenders in connection with securitizations of any of the Assumable Debt, including, without limitation, promptly upon receipt of written requests therefor reviewing for accuracy all information that is related to Sellers, the RVG Entities and/or the condition or operation of the Property with respect to the period prior to the Closing contained in the documentation prepared by or on behalf of Existing Lenders in connection with said securitizations and/or providing to Existing Lenders all reasonable materials and information in Sellers' possession or control requested by Existing Lenders from either Sellers or CSCP that is related to Sellers, the RVG Entities and/or the condition or operation of the Property with respect to the period prior to the Closing. The provisions of this Article shall survive the Closing.

ARTICLE XLI: Cooperation. Sellers and CSCP shall in good faith cooperate with each other in connection with the consummation of the transactions contemplated by this Agreement including, without limitation, executing and delivering any documents and instruments, and taking such other actions, whether prior to or subsequent to Closing, as may be reasonably requested to effectuate the intent of this Agreement. The provisions of this Article shall survive the Closing.

ARTICLE XLII: Put Right. If Seller shall remove the Premises located in Mechanicsburg, Pennsylvania pursuant to an express right in this Agreement to remove such Premises and (y) Sellers shall (i) cure, to CSCP's reasonable satisfaction, the reason for such removal within sixty (60) days following the Scheduled Closing Date, and (ii) provide written notice to CSCP promptly after such cure but in all events within such sixty (60) day period, of Sellers' desire to cause CSCP to purchase the Premises located in Mechanicsburg, Pennsylvania, and (z) all conditions precedent to CSCP's obligation to purchase such Premises remain satisfied, then CSCP and Sellers shall consummate the purchase and sale of such Premises on a Business Day selected by CSCP not later than forty five (45) days from receipt of such written notice upon the terms and conditions set forth in this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Article shall not be applicable if such Premises shall be removed pursuant to Article XV of this Agreement. The provisions of this Article shall survive the Closing.

ARTICLE XLIII: Vacant Space. If (a) (i) prior to Closing, a lease approved by CSCP in accordance with the terms of this Agreement has been entered into by Seller for the 6,600 square feet of vacant space in the newly constructed portion of the Premises located in Hampton, Virginia ("Coliseum Vacant Space") and the 2,400 square feet of currently vacant space in the Premises located in Dubois, Pennsylvania ("Dubois Vacant Space"; each of the Dubois Vacant Space and the Coliseum Vacant Space being hereinafter referred to as a "Vacant Space"), each with a minimum initial term of five (5) years and an option period not to exceed in the aggregate the length of the initial term or (ii) within eighteen
(18) months following Closing, a lease has been entered into by CSCP for each Vacant Space with a minimum initial term of five (5) years and an option period not to exceed in the aggregate the length of the initial term, and (b) within eighteen (18) months following the Closing, the tenant under each such lease shall take occupancy and commence the ordinary conduct of business and commence the regularly scheduled payment of rent, then, within thirty (30) days thereafter, CSCP shall pay to Sellers an amount equal to the Lease Value for the Vacant Space that is the subject of said lease. As used herein, the term "Lease Value" shall mean (a) a seven and twenty eight hundredths percent (7.28%) capitalization rate applied to the Net Operating Income of the Vacant Space lease, less (b) free rent, leasing commissions and tenant build-out costs in connection with said lease. As used herein, the term "Net Operating Income" shall mean the net rent payable under the Vacant Space for the first year of said lease as adjusted for the application of a three percent (3%) vacancy factor and a three and one-half percent (3.5%) management factor; provided, however, that with respect to the Coliseum Vacant Space only, if the tenant is a national credit tenant (it being acknowledged that for purposes of this clause Panera Bread shall be deemed to be a national credit tenant), Net Operating Income shall not be adjusted for the application of a three percent (3%) vacancy factor. A sample calculation of Lease Value is attached hereto as EXHIBIT H. The provisions of this Article shall survive the Closing.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.



                            /s/ Dennis J. Schmidt
                            ----------------------------------------
                            DENNIS J. SCHMIDT


                            /s/  Robert V. Gothier, Sr.
                            ----------------------------------------
                            ROBERT V. GOTHIER, SR.


                            /s/  Robert V. Gothier, Jr.
                            ----------------------------------------
                            ROBERT V. GOTHIER, JR.


                            MECHANICSBURG GF, LP,
                            a Pennsylvania limited partnership

                            By:     Mechanicsburg GF, LLC,
                                    a Pennsylvania limited liability company,
                                    its general partner


                                    By:      /s/  Robert V. Gothier, Jr.
                                             ----------------------------------
                                             Robert V. Gothier, Jr.
                                             Authorized Member

                            HOOVER AVENUE GF, LP,
                            a Pennsylvania limited partnership

                            By:     Dubois Hoover, Inc.,
                                    a Pennsylvania corporation,
                                    its general partner


                                    By:      /s/  Robert V. Gothier, Jr.
                                             ----------------------------------
                                             Robert V. Gothier, Jr.
                                             Vice President

                            BRYCE GENERAL BOOTH CORP., a Virginia corporation


                            By:     /s/  Robert V. Gothier, Jr.
                                    ----------------------------------
                                    Robert V. Gothier, Jr.
                                    Vice President

                            BRYCE SUFFOLK CORP., a Virginia corporation


                            By:     /s/  Robert V. Gothier, Jr.
                                    ----------------------------------
                                    Robert V. Gothier, Jr.
                                    Vice President


                            BRYCE SMITHFIELD CORP., a Virginia corporation


                            By:     /s/  Robert V. Gothier, Jr.
                                    ----------------------------------
                                    Robert V. Gothier, Jr.
                                    Vice President


                            ROBBIE LITTLE CREEK CORP., a Virginia corporation


                            By:     /s/  Robert V. Gothier, Jr.
                                    ----------------------------------
                                    Robert V. Gothier, Jr.
                                    Vice President


                            COLISEUM FF MM, INC., a Virginia corporation


                            By:     /s/  Robert V. Gothier, Jr.
                                    ----------------------------------
                                    Robert V. Gothier, Jr.
                                    Vice President


                            ROBBIE KEMPSVILLE CORP., a Virginia corporation


                            By:     /s/  Robert V. Gothier, Jr.
                                    ----------------------------------
                                    Robert V. Gothier, Jr.
                                    Vice President

                            CEDAR SHOPPING CENTERS PARTNERSHIP, L.P., a Delaware limited partnership
                            By:     Cedar Shopping Centers, Inc.,
                                    a Maryland corporation, its general partner


                                     By:      /s/  Brenda J. Walker
                                              ----------------------------------
                                              Name: Brenda J. Walker
                                              Title: Vice President

                                                          EXHIBIT A

                                                           SELLERS
                                                           -------

                  --------------------------------------------------- ------------------------------------------------------
                  DENNIS J. SCHMIDT                                   Individual
                  --------------------------------------------------- ------------------------------------------------------
                  ROBERT V. GOTHIER, SR.                              Individual
                  --------------------------------------------------- ------------------------------------------------------
                  ROBERT V. GOTHIER, JR.                              Individual
                  --------------------------------------------------- ------------------------------------------------------
                  HOOVER AVENUE GF, LP                                a Pennsylvania limited partnership
                  --------------------------------------------------- ------------------------------------------------------
                  MECHANICSBURG GF, LP                                a Pennsylvania limited partnership
                  --------------------------------------------------- ------------------------------------------------------
                  ROBBIE KEMPSVILLE CORP.                             a Virginia corporation
                  --------------------------------------------------- ------------------------------------------------------
                  COLISEUM FF MM, INC.                                a Virginia corporation
                  --------------------------------------------------- ------------------------------------------------------
                  ROBBIE LITTLE CREEK CORP.                           a Virginia corporation
                  --------------------------------------------------- ------------------------------------------------------
                  BRYCE SMITHFIELD CORP.                              a Virginia corporation
                  --------------------------------------------------- ------------------------------------------------------
                  BRYCE SUFFOLK CORP.                                 a Virginia corporation
                  --------------------------------------------------- ------------------------------------------------------
                  BRYCE GENERAL BOOTH CORP.                           a Virginia corporation
                  --------------------------------------------------- ------------------------------------------------------

                                                          EXHIBIT B-1

---------------------------------------------------------------- -------------------------------------------------------------
                         RVG ENTITIES                                                 RVG ENTITY OWNERS
---------------------------------------------------------------- -------------------------------------------------------------
1.    Virginia Kempsville, LLC, a Virginia limited liability     a)  1% Robbie Kempsville Corp.
      company                                                          1) 50% Robert V. Gothier, Sr.
                                                                       2) 25% Robert V. Gothier, Jr.
                                                                       3) 25% Dennis J. Schmidt
                                                                 b) 49.5% Robert V. Gothier, Sr.
                                                                 c) 24.75% Robert V. Gothier, Jr.
                                                                 d) 24.75% Dennis J. Schmidt
---------------------------------------------------------------- -------------------------------------------------------------
2.    Coliseum FF, LLC, a Virginia limited liability company     a)  1% Coliseum FF MM, Inc.
                                                                       1) 50% Robert V. Gothier, Sr.
                                                                       2) 25% Robert V. Gothier, Jr.
                                                                       3) 25% Dennis J. Schmidt
                                                                 b) 49.5% Robert V. Gothier, Sr.
                                                                 c) 24.75% Robert V. Gothier, Jr.
                                                                 d) 24.75% Dennis J. Schmidt
---------------------------------------------------------------- -------------------------------------------------------------
3.    Virginia Little Creek, LLC, a Virginia limited liability   a)  1% Robbie Little Creek Corp.
      company                                                          1) 50% Robert V. Gothier, Sr.
                                                                       2) 25% Robert V. Gothier,  Jr.
                                                                       3) 25% Dennis J. Schmidt
                                                                 b) 49.5% Robert V. Gothier, Sr.
                                                                 c) 24.75% Robert V. Gothier, Jr.
                                                                 d) 24.75% Dennis J. Schmidt
---------------------------------------------------------------- -------------------------------------------------------------
4.    East Little Creek KFC, LLC, a Virginia limited liability   a) 50% Robert V. Gothier, Sr.
      company                                                    b) 25% Robert V. Gothier, Jr.
                                                                 c) 5% Dennis J. Schmidt
---------------------------------------------------------------- -------------------------------------------------------------
5.    Virginia Smithfield, LLC, a Virginia limited liability     a) 1% Bryce Smithfield Corp.
      company                                                          1) 50% Robert V. Gothier, Sr.
                                                                       2) 25% Robert V. Gothier, Jr.
                                                                       3) 25% Dennis J. Schmidt
                                                                 b) 49.5% Robert V. Gothier, Sr.
                                                                 c) 24.75% Robert V. Gothier, Jr.
                                                                 d) 24.75% Dennis J. Schmidt
---------------------------------------------------------------- -------------------------------------------------------------
6.    Virginia Suffolk, LLC, a Virginia limited liability        a) 1% Bryce Suffolk Corp. company
                                                                       1) 50% Robert V. Gothier, Sr.
                                                                       2) 25% Robert V. Gothier, Jr.
                                                                       3) 25% Dennis J. Schmidt
                                                                 b) 49.5% Robert V. Gothier, Sr.
                                                                 c) 24.75% Robert V. Gothier, Jr.
                                                                 d) 24.75% Dennis J. Schmidt
---------------------------------------------------------------- -------------------------------------------------------------
7.    Virginia General Booth, LLC, a Virginia limited            a) 1% Bryce General Booth Corp.
      liability company                                                1) 50% Robert V. Gothier, Sr.
                                                                       2) 25% Robert V. Gothier, Jr.
                                                                       3) 25% Dennis J. Schmidt
                                                                 b) 49.5% Robert V. Gothier, Sr.
                                                                 c) 24.75% Robert V. Gothier, Jr.
                                                                 d) 24.75% Dennis J. Schmidt
---------------------------------------------------------------- -------------------------------------------------------------

                                   EXHIBIT B-2

                      PREMISES NAMES, ADDRESSES AND OWNERS

Kempsville Crossing                                  Virginia Kempsville, LLC
1830 Kempsville Road
Virginia Beach, VA  23464

Coliseum Marketplace                                 Coliseum FF, LLC
2170 Coliseum Drive
Hampton, VA  23666
City of Hampton

East Little Creek                                    Virginia Little Creek, LLC
230 E Little Creek Road
Norfolk, VA  23505
City of Norfolk

East Little Creek KFC                                East Little Creek KFC, LLC
230 East Little Creek Road
Norfolk, VA  23505
City of Norfolk

Smithfield Plaza                                     Virginia Smithfield, LLC
1282 Smithfield Plaza
Smithfield, VA  23430

Suffolk                                              Virginia Suffolk, LLC
1401 N Main Street
Suffolk, VA  23434
City of Suffolk

General Booth Plaza                                  Virginia General Booth, LLC
1615 General Booth Blvd
Virginia Beach, VA  23434
Tidewater County

Liberty Marketplace                                  Hoover Avenue GF, LP
22 Hoover Avenue
Dubois, PA 15801
Clearfield County

Mechanicsburg Giant                                  Mechanicsburg GF, LP
5301 Simpson Ferry Road
Mechanicsburg, PA  17055
Cumberland County

                                    EXHIBIT C

                                   TRADE NAMES
                                   -----------

                                    EXHIBIT D

           ALLOCATION OF CONSIDERATION AMONG PROPERTIES AND INTERESTS
           ----------------------------------------------------------

                                    EXHIBIT E

                                 ASSUMABLE DEBT
                                 --------------

                                    EXHIBIT F

                                  TIF DOCUMENTS
                                  -------------

                                    EXHIBIT G

                                ESCROW AGREEMENT
                                ----------------

                                    EXHIBIT H

                             LEASE VALUE CALCULATION
                             -----------------------































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


                                    EXHIBIT I

                                   RENT ROLLS
                                   ----------

                                    EXHIBIT J

                          EXCEPTIONS TO REPRESENTATIONS
                          -----------------------------

                                    EXHIBIT K

                                SERVICE CONTRACTS
                                -----------------

                                    EXHIBIT L

                              INTENTIONALLY OMITTED
                              ---------------------

                                    EXHIBIT M

                              INTENTIONALLY OMITTED
                              ---------------------

                                    EXHIBIT N

                                 DEBT DOCUMENTS
                                 --------------

                                    EXHIBIT O

                          RVG ORGANIZATIONAL DOCUMENTS
                          ----------------------------

                                   EXHIBIT P-1

                  LIST OF DEVELOPMENT PLANS AND SPECIFICATIONS
                  --------------------------------------------

                                   EXHIBIT P-2

                          LIST OF DEVELOPMENT CONTRACTS
                          -----------------------------

                                   EXHIBIT P-3

                              DEVELOPMENT SCHEDULE
                              --------------------

                                    EXHIBIT Q

                               DEED - PENNSYLVANIA
                               -------------------

                                    EXHIBIT R

                             ASSIGNMENT OF INTERESTS
                             -----------------------

                                    EXHIBIT S

                              ASSIGNMENT OF LEASES
                              --------------------

                                    EXHIBIT T

                         ASSIGNMENT OF SERVICE CONTRACTS
                         -------------------------------

                                    EXHIBIT U

                       BILL OF SALE AND GENERAL ASSIGNMENT
                       -----------------------------------

                                    EXHIBIT V

                               FIRPTA CERTIFICATE
                               ------------------

                                    EXHIBIT W

                              SELLERS' CERTIFICATE
                              --------------------

                                   EXHIBIT X-1

                  LETTER TO TENANTS OF PENNSYLVANIA PROPERTIES
                  --------------------------------------------

                                   EXHIBIT X-2

                    LETTER TO TENANTS OF VIRGINIA PROPERTIES
                    ----------------------------------------

                                    EXHIBIT Y

                             NON-COMPETE AGREEMENTS
                             ----------------------

                                    EXHIBIT Z

                               CSCP'S CERTIFICATE
                               ------------------

                                  EXHIBIT AA-1

               FORM OF TENANT ESTOPPEL CERTIFICATE - LOCAL TENANTS
               ---------------------------------------------------

                                  EXHIBIT AA-2

             FORM OF TENANT ESTOPPEL CERTIFICATE - NATIONAL TENANTS
             ------------------------------------------------------

                                   EXHIBIT BB

                            LIST OF REQUIRED TENANTS

                                   EXHIBIT CC

                               ADJACENT PROPERTIES
                               -------------------

                                   EXHIBIT DD

                    DUBOIS OUT-PARCELS RESTRICTIVE COVENANTS
                    ----------------------------------------

                                   EXHIBIT EE

                             TAX CONTEST PROCEEDINGS
                             -----------------------

                                   EXHIBIT FF

                ZONING CLASSIFICATION OF PENNSYLVANIA PROPERTIES
                ------------------------------------------------





























                                        1